UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
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CB Richard Ellis Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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865 South Figueroa Street, Suite 3400

Los Angeles, California 90017

(213) 613-3226

April 27, 2005

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of our Company, I cordially invite you to attend the 2005 Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. to be held at 8:00 a.m. (PDT), on Thursday, June 2, 2005, at the Sheraton Gateway Hotel Los Angeles Airport at 6101 West Century Boulevard, Los Angeles, California.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the 2005 Annual Meeting of Stockholders. Once the business of the 2005 Annual Meeting of Stockholders has been concluded, stockholders will be given the opportunity to ask questions.

We sincerely hope you will be able to attend our 2005 Annual Meeting of Stockholders. However, whether or not you are personally present, it is important that your shares be represented.

We are pleased to offer multiple options for voting your shares. As detailed in the section called, “Questions and Answers About the Meeting—How Do I Vote?” of the Proxy Statement, you may vote your shares by telephone, via the Internet, by mail or in person by written ballot at the 2005 Annual Meeting of Stockholders.

Thank you for your continued support of CB Richard Ellis Group, Inc.

Sincerely yours,

Ray Wirta

Chief Executive Officer

CB Richard Ellis Group, Inc.

865 South Figueroa Street, Suite 3400

Los Angeles, California 90017

(213) 613-3226

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2005 Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. The meeting will be held on Thursday, June 2, 2005, at the Sheraton Gateway Hotel Los Angeles Airport at 6101 West Century Boulevard, Los Angeles, California.

The purposes of the Annual Meeting of Stockholders are:

(1)	To elect 10 directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of CB Richard Ellis Group, Inc.;

(3)	To approve the Company’s amended and restated 2004 Stock Incentive Plan; and

(4)	To transact any other business properly introduced at the Annual Meeting of Stockholders.

You must own shares of CB Richard Ellis Group, Inc. common stock at the close of business on April 4, 2005, the record date for the Annual Meeting of Stockholders, to vote at the annual meeting and at any adjournments or postponements of the annual meeting. If you plan to attend, please bring a picture I.D., and if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of April 4, 2005. Regardless of whether you will attend, please submit your proxy card as soon as possible in the enclosed postage-prepaid envelope, or vote electronically through the internet or by telephone, so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. Voting in any of these ways will not prevent you from voting in person at the Annual Meeting of Stockholders.

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

Los Angeles, California

April 27, 2005

This proxy statement and accompanying proxy card are being mailed beginning April 27, 2005, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CB Richard Ellis Group, Inc., a Delaware corporation (we may refer to ourselves in this Proxy Statement alternatively as “CBRE”, “the Company”, “we”, “us” or “our”), for use at the 2005 Annual Meeting of Stockholders (which we may refer to alternatively as, the “Annual Meeting”). A copy of the Company’s Annual Report to Stockholders for the year 2004, including financial statements, is being sent simultaneously with this Proxy Statement.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting of Stockholders?    At the Annual Meeting, Stockholders will vote upon matters described in the notice of meeting contained in the Notice of Annual Meeting and this Proxy Statement (the “Proxy Statement”), including the election of directors, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and the approval of our Amended and Restated 2004 Stock Incentive Plan. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Who can attend the Annual Meeting?    All stockholders of the Company as of the April 4, 2005 record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of April 4, 2005 to gain admittance to the Annual Meeting.

What am I voting on?    You are voting on:

•	The election of 10 directors;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•	The approval of the Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc. (the “2004 Stock Incentive Plan”); and

•	Any other matters properly introduced at the Annual Meeting of Stockholders.

What are the Board’s recommendations?    The Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal 1);

•	for ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to be the auditors of the annual financial statements of the Company for the fiscal year ending December 31, 2005 (see Proposal 2); and

•	for approval of the 2004 Stock Incentive Plan (see Proposal 3).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Why are we voting on a benefit plan?    Section 162(m) of the Internal Revenue Code of 1986, as amended, excludes from its limits on tax deduction income recognized from certain stock options and stock appreciation rights granted under a plan approved by stockholders. Because the 2004 Stock Incentive Plan was approved by stockholders prior to our initial public offering, Section 162(m) requires that the plan be approved again by our stockholders within three years after the initial public offering. At the Annual Meeting, we are asking stockholders to approve the 2004 Stock Incentive Plan so as to qualify compensation recognized by participants receiving grants of stock options or stock appreciation rights under the plan as deductible by the Company for U.S. federal tax purposes. Approval is not being sought for an increase in the number of shares reserved for issuance under the plan, or for any change in the type of awards permissible under the plan.

Who may vote?    You may vote if you owned shares of the Company’s Class A common stock, $0.01 par value per share (the “Shares”), at the close of business on April 4, 2005, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting of Stockholders for each Share you owned on that date. As of April 4, 2005, we had 71,997,577 Shares outstanding.

Who counts the votes?    The Bank of New York will count the votes. The Board has appointed The Bank of New York as the independent inspector of the election.

Is my vote confidential?    Yes, your proxy card, ballot, and voting records will not be disclosed to us unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What vote is required to pass an item of business at the Annual Meeting?    A majority of the 71,997,577 shares of our common stock outstanding on April 4, 2005 must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your Shares will be counted toward the quorum. Shares represented by proxy cards either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where banks, brokers or other nominees who hold Shares on behalf of others have returned a proxy but cannot vote the Shares on particular matters without receiving voting instructions from the beneficial owners (“broker nonvotes”), those Shares will be counted as present for quorum purposes. Broker nonvotes will not be counted as votes for or against any proposal. Abstentions will have the same effect as a negative vote

In the election for directors (Proposal 1), the 10 persons receiving the highest number of “FOR” votes will be elected. The affirmative vote of a majority of those Shares present and entitled to vote is required to approve each of Proposal 2—the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm and Proposal 3—the 2004 Stock Incentive Plan.

The consequences of not voting will depend on how your Share ownership is registered. If you own Shares as a registered holder and do not vote, your unvoted Shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted Shares will not affect whether a proposal is approved or rejected.

If you own Shares in street name and do not vote, your broker, bank or other nominee may represent your Shares at the meeting for purposes of obtaining a quorum. If you do not give voting instructions for your Shares, your broker, bank or other nominee may or may not be able to vote your Shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your Shares in its discretion on routine matters such as Proposal 1, the election of directors, and Proposal 2, the ratification of the Company’s independent registered public accounting firm. However, Proposal 3, the approval of our 2004 Stock Incentive Plan, is a non-routine matter, and your broker, bank or other nominee may not vote your Shares on Proposal 3 unless you give voting instructions. Broker nonvote Shares are counted toward the quorum requirement, but they do not affect the determination of whether the 2004 Stock Incentive Plan is approved or rejected so long as the approval threshold described above is obtained.

How will shares in the Company’s 401(k) plan be counted?    The enclosed proxy card also serves as a voting instruction to Vanguard Fiduciary Trust Company, the trustee of the CB Richard Ellis 401(k) Plan, for Shares held in the Company 401(k) Plan as of April 4, 2005, provided that voting instructions are furnished over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 5:00 p.m. (EDT) on May 27, 2005. If voting instructions are not received by such time, the Shares in the Company 401(k) Plan will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?    If you plan to attend the Annual Meeting of Stockholders and wish to vote in person, the Company will give you a ballot at the Annual Meeting. However, if your Shares are held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your Shares indicating that you were the beneficial owner of Shares on April 4, 2005, the record date for voting at the Annual Meeting of Stockholders.

If your Shares are held in your name, there are three ways for you to vote by proxy:

•	Mail the proxy card in the enclosed return envelope;

•	Call 1-866-353-7851; or

•	Log on to the internet at: http://www.proxyvotenow.com/cbg and follow the instructions at that site.

Telephone and internet voting will close at 5:00 p.m. (EDT) on June 1, 2005, unless you are voting Shares held in the Company’s 401(k) Plan, in which case the deadline for voting is 5:00 p.m. (EDT) May 27, 2005. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your Shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as our independent accountants; and FOR approval of the 2004 Stock Incentive Plan.

If your Shares are held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your Shares describing how to vote your Shares.

Even if you plan to attend the Annual Meeting, we recommend that you vote your Shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy?    Yes, you can revoke your proxy if your Shares are held in your name by:

•	Filing written notice of revocation with CBRE’s Secretary before the Annual Meeting of Stockholders;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting of Stockholders.

If your Shares are held in the name of your broker, bank or other nominee, you need to contact the holder of your Shares regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting?    Other than the three proposals described in the Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your Shares on any additional matters properly introduced for a vote at the Annual Meeting.

How can I obtain electronic access to Stockholder materials, instead of receiving mailed copies?    We are pleased to offer you the option to view stockholder communications (for example, annual reports and proxy statements) over the Internet, instead of receiving those documents in print. By consenting to view communications over the Internet, you will help us reduce our printing and mailing costs, which can be substantial. Participation is completely voluntary. If you give your consent, then we will notify you by U.S. Mail or electronic mail when stockholder materials are available over the Internet and provide you with a listing of the website locations where you can access such materials. Once you give your consent, it will remain in effect until you inform us otherwise. Even if you give your consent, you maintain the right to request paper copies of these documents at any time by contacting the Company’s Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 16th Floor, New York, New York 10166, or (b) e-mail at investorrelations@cbre.com. If you access documents electronically, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

To give your consent, please follow the instructions on the proxy card. If you hold your shares through a bank, broker or other nominee, please refer to the information that entity provides to you for instructions on how to elect this option.

We encourage you to consider agreeing to view your stockholder communications electronically.

How much did this proxy solicitation cost?    Morrow & Co., Inc. has been hired by the Company to assist in the distribution of proxy materials and solicitation of votes for $7,500, plus reasonable out-of-pocket expenses. Employees, officers and directors of the Company may also solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our Shares.

Where can I find corporate governance materials for the Company?    Our Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, and the charters for the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. A copy of the Audit Committee Charter is included as Exhibit A to this Proxy Statement. The Company is not including the other information contained on, or available through, its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Does the Company have a Chief Compliance Officer?    Yes. On September 20, 2004, the Board appointed Laurence H. Midler, Executive Vice President, General Counsel and Secretary of the Company, as the Company’s Chief Compliance Officer. Appointing Mr. Midler as Chief Compliance Officer was part of the Board’s commitment to legal and regulatory compliance at the highest levels and its desire to promote legal and regulatory compliance, education and reporting within the Company. This action formalized continuing efforts by the Company to promote an effective compliance program. Mr. Midler makes regular reports to the Audit Committee on legal and compliance matters.

Does the Company have a Disclosure Committee?    Yes. The Company has a Public Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. The Disclosure Committee operates pursuant to a Disclosure Policy that provides, among other things, that the Disclosure Committee: (1) have access to all Company books, records, facilities and personnel, as well as the Company’s independent registered public accounting firm and outside legal counsel; (2) design, establish and maintain disclosure controls and procedures for the Securities and Exchange Commission (“SEC”) reporting process and modify them from time to time, as appropriate; (3) review all financial press releases; (4) review and oversee the preparation of all filings with the SEC; (5) suggest appropriate disclosures or opine on disclosure issues; (6) evaluate changes in SEC and New York Stock Exchange (“NYSE”) disclosure rules and make recommendations regarding their impact on the Company; (7) receive and review regular updates from the Company’s management, internal auditors and independent accountants; (8) discuss material items with employees in the internal audit function, independent registered public accounting firm and the Company’s management to ensure appropriate disclosure; (9) perform an annual review of the performance of the Disclosure Committee and its members; (10) maintain written records necessary to evidence procedures followed in connection with the preparation and approval of any disclosure documents; and (11) annually review and reassess the adequacy of the Company’s disclosure controls and the procedures and practices of the Disclosure Committee. The Company formally established the Disclosure Committee in July 2004.

Does the Company have an internal audit group?    Yes. The Company has an internal audit group. The director of the internal audit group reports directly to the Audit Committee and administratively to the Company’s Executive Vice President, Global Controller. The director of the internal audit group is ultimately accountable to the Board and the Audit Committee and the Audit Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the director of the internal audit group.

INFORMATION ABOUT THE BOARD

PROPOSAL NO. 1

NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, the stockholders will elect 10 directors to serve until the 2006 annual meeting of stockholders or until their respective successors are elected and qualified. The following candidates are nominated by the Board based on the recommendation of the Corporate Governance and Nominating Committee (“CGNC”). They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of our business environment, willingness to devote adequate time to Board duties, and their ability to make independent, analytical inquiries. All nominees are presently directors of CBRE, except for John Nugent, and each of the nominees has consented, if elected as a director of the company, to serve until his or her term expires. The Board is committed to diversified membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

Your proxy holder will vote your Shares for the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

The Board recommends that the stockholders vote FOR the 10 nominees listed below.

Name	Age	Position
Richard C. Blum	69	Board Chairperson; CGNC and Executive Committee Chairperson
Jeffrey A. Cozad	40	Director; Compensation Committee member
Patrice Marie Daniels	44	Director; Audit Committee Chairperson
Bradford M. Freeman	63	Director; Compensation Committee member
Michael Kantor	65	Director; CGNC member
Frederic V. Malek	68	Director; Compensation Committee Chairperson; Audit Committee and CGNC member
John G. Nugent	43	Executive Vice President, Broker Representative
Brett White	45	President and Director; Executive Committee member
Gary L. Wilson	65	Director; Audit Committee member
Ray Wirta	61	Chief Executive Officer and Director; Executive Committee member

Richard C. Blum

Mr. Blum has been Chairman of the Board of Directors of CB Richard Ellis Group since September 2001 and a director of CB Richard Ellis Group since July 2001. He is the Chairman and President of Richard C. Blum & Associates, Inc., the general partner of Blum Capital Partners, L.P., a long-term strategic equity investment management firm that acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975. Mr. Blum is a member of the board of directors of Glenborough Realty Trust Incorporated. He is also vice chairman of the board of directors of URS Corporation. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Jeffrey A. Cozad

Mr. Cozad has been a director of CB Richard Ellis Group since September 2001. Mr. Cozad has been a partner of Blum Capital Partners, L.P. since 2000. Prior to joining Blum Capital Partners, Mr. Cozad was a managing director of Security Capital Group Incorporated, a global real estate research, investment and operating management company from 1991 to 2000. Mr. Cozad holds a B.A. from DePauw University and an M.B.A. from the University of Chicago Graduate School of Business.

Patrice Marie Daniels

Ms. Daniels has been a director of CB Richard Ellis Group since February 2004. Ms. Daniels is a founding partner of Onyx Capital Ventures, L.P., a private equity investment firm, which was founded in October 2001. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets, an investment banking firm, from March 1997 to October 2001. Ms. Daniels holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business.

Bradford M. Freeman

Mr. Freeman has been a director of CB Richard Ellis Group since July 2001. Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983. He is also a member of the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Michael Kantor

Mr. Kantor has been a director of CB Richard Ellis Group since February 2004. Mr. Kantor has been a partner with the law firm of Mayer, Brown, Rowe & Maw LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce. Mr. Kantor is also a member of the board of directors of ING USA. He holds a B.A. from Vanderbilt University and a J.D. from Georgetown University.

Frederic V. Malek

Mr. Malek has been a director of CB Richard Ellis Group since September 2001. He has served as Chairman of Thayer Capital Partners, a merchant banking firm he founded, since 1993. He also serves on the boards of directors of Automatic Data Processing Corp., the Federal National Mortgage Association, Northwest Airlines Corporation, and FPL Group, Inc. (he is retiring from the board of FPL Group in 2005). Mr. Malek holds a B.S. degree from the United States Military Academy at West Point and an M.B.A. from Harvard Business School.

John G. Nugent

Mr. Nugent has not previously served as a director of CB Richard Ellis Group. Mr. Nugent has been an Executive Vice President of CB Richard Ellis Group since October 2002. He is being nominated as the broker representative to the Board, a position that periodically rotates among certain senior brokers of the Company. He has worked as a broker at our subsidiary CB Richard Ellis, Inc., focusing on real estate consulting and tenant representation, since March 1985. Mr. Nugent holds a B.A. degree from Lycoming College in Williamsport, Pennsylvania.

Brett White

Mr. White has been President and a director of CB Richard Ellis Group since September 2001. He was Chairman of the Americas of CB Richard Ellis Services from May 1999 to September 2001 and was its President of Brokerage Services from August 1997 to May 1999. Previously, he was its Executive Vice President from March 1994 to July 1997 and Managing Officer of its Newport Beach, California office from May 1993 to March 1994. Mr. White is a member of the board of directors of Mossimo, Inc. He received his B.A. from the University of California, Santa Barbara. Mr. White will become our Chief Executive Officer immediately following the Annual Meeting.

Gary L. Wilson

Mr. Wilson has been a director of CB Richard Ellis Group since September 2001. He previously served as a director of our company from 1989 to July 2001. Since April 1997, Mr. Wilson has been Chairman of Northwest Airlines Corporation, for which he served as Co-Chairman from January 1991 to April 1997. Mr. Wilson also serves on the boards of directors of The Walt Disney Company and Yahoo! Inc. Mr. Wilson holds a B.A. from

Duke University and an M.B.A. from the Wharton Graduate School of Business and Commerce at the University of Pennsylvania.

Ray Wirta

Mr. Wirta has been Chief Executive Officer of CB Richard Ellis Group since July 2001 and a director of CB Richard Ellis Group since September 2001. He has been Chief Executive Officer of CB Richard Ellis Services since May 1999 and served as its Chief Operating Officer from May 1998 to May 1999. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University. He will step down as Chief Executive Officer immediately following the Annual Meeting and, assuming his re-election to the Board, will remain on the Board as its Vice Chairperson.

COMPENSATION OF DIRECTORS

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $20,000 annual cash retainer;

•	a grant of a number of unrestricted shares of our common stock with a fair market value equal to $10,000 on the date of grant;

•	a stock option grant for a number of shares equal to $50,000 divided by the fair market value of our common stock on the date of grant; and

•	a restricted stock grant for a number of shares equal to $25,000 divided by the fair market value of our common stock on the date of grant.

Pursuant to this policy, our directors also receive an additional payment of $1,000 per meeting attended and $500 per committee meeting attended that was not scheduled in conjunction with a meeting of our board of directors. The chairperson of the audit committee receives an additional annual cash retainer of $10,000, and the chairpersons of the CGNC and Compensation Committee receive additional annual cash retainers of $5,000 each. The annual cash retainer, the additional payments per meeting attended and the additional annual cash retainers for committee chairpersons became effective under this policy as of March 11, 2004.

With respect to the equity compensation components of our director compensation policy, on June 10, 2004, automatic grants of stock options and unrestricted and restricted stock, as described above, were made to our current outside directors pursuant to our 2004 Stock Incentive Plan. These grants were pro-rated to cover only the period from the date the registration statement for our initial public offering was declared effective by the SEC to the following May 15, the end date of the annual pro-ration cycle as determined by the 2004 Stock Incentive Plan. The next periodic automatic grants are scheduled to take place in June 2005.

On February 9, 2004, prior to adoption of the equity compensation policy described above, we granted Mr. Kantor options to acquire 13,857 shares of our Class A common stock for $5.77 per share in connection with his agreement to serve on our board of directors. The options of Mr. Kantor were granted pursuant to our 2001 stock incentive plan, vest 20% per anniversary of their respective grant date and expire on the earlier of the tenth anniversary of the grant date or the one-year anniversary after such director ceases to be a member of our board of directors.

We also reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our board of directors.

BOARD STRUCTURE

Our Board currently consists of 10 directors. The Board has determined that each of Ms. Daniels and Messrs. Blum, Cozad, Freeman, Kantor, Malek and Wilson is “independent”, as described in greater detail under the heading titled “Corporate Governance—Director Independence” below. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Following the Annual Meeting of Stockholders, we will have 10 directors. The Board has authority under CBRE’s By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

Based on the recommendation of the CGNC, the Board amended the Corporate Governance Guidelines on March 14, 2005 to formally separate the positions of Chairperson of the Board and Chief Executive Officer. The amendment also establishes a mandatory retirement age of 75 for directors and requires that new directors with limited experience on boards of directors of public companies attend at least one educational seminar related to serving as a director.

As described in greater detail under the heading titled “Related Party Transactions—Securityholders’ Agreement,” pursuant to a securityholders’ agreement, our stockholders affiliated with Blum Capital Partners, L.P. are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. Accordingly, these affiliates of Blum Capital Partners have nominated Messrs. Blum and Cozad to our Board. In addition to Messrs. Blum and Cozad, assuming our Board continues to consist of 10 directors in the future, these affiliates will be entitled to nominate one additional director in future Board elections based upon their percentage ownership of our common stock.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairperson of the Board, who is a non-management director, presides over executive sessions of the Board.

Stockholders and other interested parties may communicate with the Chairperson of the Board (who acts as the lead independent director) at CB Richard Ellis Group, Inc. Lead Independent Director, c/o Laurence H. Midler, General Counsel and Corporate Secretary, 355 South Grand Avenue, 12th Floor, Los Angeles, California 90071. Stockholders also may e-mail the Chairperson c/o larry.midler@CBRE.com. The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with the Company’s management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

BOARD MEETINGS

The Board held seven regular and special meetings during the past fiscal year to review significant developments affecting the Company, engage in strategic planning, and act on matters requiring Board approval. For the fiscal year ended December 31, 2004, each incumbent director attended at least 75 percent of the Board meetings and the meetings of committees on which he or she served, except Mr. Wilson who, because of personal circumstances, attended 57 percent of Board meetings and 71 percent of Audit Committee meetings, and Mr. Cozad, who, because of personal circumstances, attended 50 percent of Compensation Committee meetings.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2004
Audit	Patrice M. Daniels (1) Frederic V. Malek Gary L. Wilson

•   Retain, compensate, oversee and terminate any independent registered public accounting firm in connection with the audit report, and to approve all audit and any permissible non-audit services provided by our independent auditors

•   Receive the direct reports from our independent auditors

•   Review and discuss annual audited and quarterly unaudited financial statements with management and our independent auditors

•   Review with our independent auditor any audit problems and management’s response

•   Discuss earnings releases, financial information and earnings guidance provided to analysts and rating agencies

•   Establish procedures to handle complaints regarding accounting, internal accounting controls or auditing matters

•   Obtain and review, at least annually, an independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or any inquiry by governmental authorities

•   Set hiring policies for employees or former employees of the independent auditors

•   Retain independent legal counsel and other outside advisors as it deems necessary to carry out its duties

•   Our Board has determined that each member of our Audit Committee is “independent,” as defined under and required by federal securities laws and the rules of the NYSE

			7

Corporate Governance and Nominating	Richard C. Blum (1) Frederic V. Malek Michael Kantor	• Recommend to the Board proposed nominees for election to the Board by our stockholders, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings • Make recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors and officers liability insurance	0	(2)

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2004

•   Review and consult with our chief executive officer concerning selection of officers and management succession planning,

•   Our Board has determined that each member of the CGNC is “independent,” as defined under and required by the rules of the NYSE

Compensation	Frederic V. Malek (1) Bradford M. Freeman Jeffrey A. Cozad

•   Review executive compensation policies, plans and programs

•   Review and approve compensation for our chief executive officer and other executive officers of the Company and its subsidiaries

•   Review and approve any employment contracts or similar arrangement between the Company and any of its executive officers

•   Review and consult with our chief executive officer concerning performance of individual executives and related matters

•   Administer our stock plans, incentive compensation plans and any such plans that the Board may from time to time adopt and exercise all the powers, duties and responsibilities of the Board with respect to such plans

•   Our Board has determined that each member of our Compensation Committee is “independent,” as defined under and required by the rules of the NYSE

			2

Executive	Richard C. Blum (1) Ray Wirta Brett White	• Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings, including the approval of transactions that do not exceed dollar thresholds established by the full Board	5

(1)	Committee Chair

(2)	The full Board implemented many of our corporate governance measures in April 2004 and created the CGNC at that time. The CGNC held informal discussions during the second half of 2004 and held one formal meeting in the first quarter of 2005.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities to the stockholders with respect to the Company’s independent auditors, its corporate accounting and reporting practices, and the quality and integrity of its financial statements and reports. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors.

The Audit Committee discussed with the Company’s independent auditors the scope, extent and procedures for the fiscal 2004 audit. Following completion of the audits, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Management is primarily responsible for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by the Independence Standards Board Standard No. 1, discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. The Board concurred with the selection of Deloitte & Touche LLP. The Audit Committee has recommended to the stockholders that they ratify and approve the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The Audit Committee also approved establishment of an ethics and compliance program during 2004 and receives periodic reports from the Chief Compliance Officer regarding that program.

Finally, the Audit Committee reviewed management’s process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and received periodic updates regarding management’s progress.

The Audit Committee submits this report:

Patrice M. Daniels, Chair

Frederic V. Malek

Gary L. Wilson

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted a Standards of Business Conduct applicable to our directors, officers and employees, a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer and global controller, and Corporate Governance Guidelines. In addition, the Audit Committee, CGNC, Compensation Committee and Executive Committee have adopted charters, which you may review on our corporate website at www.cbre.com in the Corporate Governance section of the Investor Relations webpage. A copy of the Audit Committee Charter is included as Exhibit A to the Proxy Statement. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department. Recent amendments to our Corporate Governance Guidelines include the formal separation of the positions of chief executive officer and chairperson of the Board, the adoption of a mandatory retirement age of 75 for directors, and the requirement that new directors with limited experience on boards of directors of public companies attend at least one educational seminar related to serving as a director. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and CGNC conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2004, the members of our Compensation Committee were Frederic V. Malek, Jeffrey A. Cozad and Bradford M. Freeman. None of Messrs. Malek, Cozad or Freeman has ever been an officer or employee of our Company or any of our subsidiaries. During 2004, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board. Additional information concerning transactions between us and the members of our Compensation Committee or entities affiliated with such members is described under the heading titled “Related Party Transactions.”

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from stockholders. In addition to the procedures for communicating with our independent directors described above under the heading “Executive Sessions of Non-Management Directors”, stockholders may write to the Board or any of its members at CB Richard Ellis Group, Inc. Board of Directors, c/o Laurence H. Midler, General Counsel and Corporate Secretary, 355 South Grand Avenue, 12th Floor, Los Angeles, California 90071. Stockholders also may e-mail the Board c/o larry.midler@CBRE.com.

The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board, in consultation with the Company, has developed a process to assist it with managing inquiries directed to the Board.

Letters and e-mails directed to the Board are reviewed by the Company to determine whether a response on behalf of the Board is appropriate. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. Thus, the Company will direct those types of inquiries to the appropriate person within the Company for a response. Responses to letters and e-mails by the Company on behalf of the Board are maintained by the Company and are available for any director’s review.

If a response on behalf of the Board is appropriate, the Company gathers any information and documentation necessary for answering the inquiry and provides the information and documentation as well as a proposed response to the appropriate director. The Company also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board, nevertheless, does consider stockholder questions and comments important, and endeavors to respond promptly and appropriately.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The CGNC is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The CGNC is governed by a written charter, a copy of which can be found in the Corporate Governance section of the Investor Relations page of our corporate website at www.cbre.com.

The CGNC regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the CGNC initiates a search. As a part of the search process, the CGNC may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the CGNC reviews the candidate’s experiences, skills, and characteristics. The Committee also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include, having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, the Company will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002, as defined by the rules of the SEC.

All potential candidates are interviewed by our chief executive officer, our Board chairperson and CGNC chairperson (currently, Mr. Blum), and may be interviewed by other directors and members of senior management as desired and as schedules permit. The CGNC then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the CGNC, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

John G. Nugent is not currently serving on the Board. Mr. Nugent was nominated for election to the Board at the 2005 Annual Meeting of Stockholders as the Company’s broker representative to the Board. Mr. Nugent also serves on the Company’s Brokerage Operations Advisory Committee, which is an employee advisory council that serves as a sounding board for CBRE professionals and employees to express their opinions to senior management on issues of concern. The Board believes that maintaining a broker representative among its members provides it direct access to the viewpoint of its employees. If elected, Mr. Nugent will replace Jeffrey Pion who was the prior broker representative to the Board and is stepping off the Board this year. Mr. Nugent was recommended to the CGNC by our chief executive officer.

Stockholders may recommend candidates by writing to the Secretary of CB Richard Ellis Group, Inc., 865 South Figueroa Street, Suite 3400, Los Angeles, California 90017. Stockholder recommendations for director elections at the 2006 annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Company no later than March 3, 2006 and no earlier February 1, 2006, unless the 2006 annual meeting is to be held more than 30 days before or more than 70 days after June 2, 2006, in which case the stockholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2006 Annual Meeting of Stockholders is first made or given. The requirements for such notice are set forth in the Company’s By-laws. The By-laws were filed as an exhibit to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (No. 333-112867) filed with the SEC on June 7, 2004. That document is located in the SEC’s Public Reference Room in Washington, D.C. in the Securities and Exchange Commission’s file no. 1-6991 and can be located on the SEC’s website at www.sec.gov. The recommendation must include the following information:

•	The candidate’s name and business address;

•	A resume or curriculum vitae describing the candidate’s qualifications (including prior business experience for at least the past five years), and which clearly indicates that he or she has the experiences, skills, and qualifications that the CGNC looks for in a director as indicated above and in the CGNC’s Charter;

•	A statement as to whether or not, during the past 10 years, the candidate has been convicted in a criminal proceeding (excluding traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

•	A statement signed by the candidate stating that he or she consents to serve on the Board if elected; and

•	A statement from the person submitting the candidate that he or she is the registered holder of Shares, or if the stockholder is not the registered holder, a written statement from the “record holder” of the Shares (usually a broker or bank) verifying that at the time the stockholder submitted the candidate that he or she was a beneficial owner of Shares.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the CGNC for its review, which may include an analysis of the candidate from the Company’s management. Any stockholder making a nomination in accordance with this process will be notified of the CGNC’s decision.

DIRECTOR INDEPENDENCE

Pursuant to the Company’s Corporate Governance Guidelines and the listing rules of the NYSE, the Board must consist of at least a majority of independent directors. In addition, all members of the Audit, Compensation and Corporate Governance and Nominating Committees must be independent directors as defined by the Corporate Governance Guidelines and the listing rules of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their compensation as directors or members of the audit or any other committees of the Board, or (2) be an affiliated person of the Company.

The Company adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards: No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company or any of its subsidiaries must identify which directors are independent and disclose the basis for that determination.

In addition, a director is not independent if:

•	The director is, or has been within the last three years, an employee of CBRE or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer, of CBRE or any of its subsidiaries.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from CBRE or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on CBRE’s or any of its subsidiaries audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of CBRE’s or any of its subsidiaries present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, CBRE or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director or an immediate family member is affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1,000,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period, unless the contribution was approved in advance by the Board.

As a result of the review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Ray Wirta, Brett White and John Nugent. Messrs. Wirta, White and Nugent are considered inside directors because of their employment by the Company or its subsidiaries.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Ms. Daniels qualifies as an “audit committee financial expert,” as this term has been defined by the SEC in Item 401(h)(2) of Regulation S-K. Our Board determined that Ms. Daniels acquired the required attributes for such designation as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our board of directors in making such determination:

•	Ms. Daniels received a B.S. degree in Business Administration at the University of California, Berkeley and an M.B.A. degree in Finance at the University of Chicago Graduate School of Business.

•	Ms. Daniels served in several capacities, including as a Managing Director, with Bankers Trust from July 1987 to March 1997, which included arranging private and public senior and subordinated debt financing and equity capital for leveraged buyout transactions and for restructuring or acquisitions for non-investment grade companies.

•	Ms. Daniels served as a Managing Director with CIBC World Markets from March 1997 to October 2001, which included providing investment and commercial banking products to non-investment grade companies and leveraged buyout firms.

•	Ms. Daniels is a founding partner of Onyx Capital Ventures, L.P., a private equity investment firm, which was founded in October 2001.

•	Ms. Daniels served on the audit committee of the board of directors of World Color Press, Inc., a diversified commercial printing company that was publicly traded on the NYSE, from January 1998 until it was acquired by Quebecor Printing Inc. in October 1999.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP’s fees from the Company and its subsidiaries for the fiscal years ended December 31, 2004 and 2003 were as follows (in millions):

	Fiscal 2004	Fiscal 2003
Audit Fees	$5.0	$3.0
Audit-Related Fees	0.4	0.1
Tax Fees	1.4	1.4
All Other Fees	—	—

Total Fees	$6.8	$4.5

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of the Company’s annual financial statements, review of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents and assistance with and review of registration statements filed with the SEC. In addition, in 2004, audit fees include those fees related to Deloitte & Touche LLP’s audit of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes audits of the Company’s employee benefit plans, due diligence in connection with acquisitions, and accounting consultations related to generally accepted accounting principles (GAAP) and the application of GAAP to proposed transactions.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructuring.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

In making its decision to appoint Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, the Audit Committee considered whether the services (other than audit and audit-related services) provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP from the Company. The Audit Committee determined that the provision of these services by Deloitte & Touche LLP is compatible with maintaining that independence.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. The 2005 Annual Meeting of Stockholders is our first annual stockholders’ meeting since our initial public offering in June 2004.

SUBMISSION OF STOCKHOLDER PROPOSALS

If you would like to present a proposal for possible inclusion in the Company’s 2006 Proxy Statement pursuant to the SEC’s rules, send the proposal to Laurence H. Midler, Secretary of the Company, 355 South Grand Ave., Suite 1200, Los Angeles, California 90071, by registered, certified, or express mail. Proposals must be received on or before March 3, 2006, except as described below.

Stockholders who would like to bring business before the 2006 Annual Meeting of Stockholders other than through a stockholder proposal pursuant to the SEC’s rules must notify the Secretary of the Company in writing and provide the information required by the provision of the Company’s By-laws dealing with stockholder proposals. The notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 3, 2006 and no earlier February 1, 2006, unless the 2006 annual meeting is to be held more than 30 days before or more than 70 days after June 2, 2006, in which case the stockholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2006 Annual Meeting of Stockholders is first made or given. The requirements for such notice are set forth in the Company’s By-laws. The By-laws were filed as an exhibit to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (No. 333-112867) filed with the SEC on June 7, 2004. That document is located in the SEC’s Public Reference Room in Washington, D.C. in the Securities and Exchange Commission’s file no. 1-6991 and can be located on the SEC’s website at www.sec.gov.

OTHER COMPANY PROPOSALS

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. Deloitte & Touche LLP served as the Company’s independent accountants for fiscal year 2004, and reported on the Company’s consolidated financial statements for that year, and have been our independent accountants since April 23, 2002. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders on June 2, 2005. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP is being submitted for ratification at the Annual Meeting of Stockholders with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Deloitte & Touche LLP’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate Deloitte & Touche LLP’s engagement as the Company’s independent accountants without the approval of the Company’s stockholders whenever the Audit Committee deems termination appropriate.

For the above reasons, the Board recommends that the stockholders vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN OF

CB RICHARD ELLIS GROUP, INC.

The 2004 Stock Incentive Plan was adopted by the Board on April 1, 2004 and approved by our stockholders on April 21, 2004, prior to our initial public offering. The plan was amended and restated by the Board on April 14, 2005 to eliminate the ability of grantees to purchase our Class A common shares by means of deferred payment (including promissory notes), to prohibit repricings without stockholder approval, and to eliminate the ability of the Board to grant non-qualified stock options at below fair market value. A copy of the 2004 Stock Incentive Plan is attached as Exhibit B to this Proxy Statement.

At the Annual Meeting, we are asking stockholders to approve the 2004 Stock Incentive Plan to qualify compensation recognized by participants receiving grants of stock options or stock appreciation rights under the plan as deductible by the Company for U.S. federal tax purposes. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), excludes from its limits on tax deduction income recognized from certain stock options and stock appreciation rights granted under a plan approved by stockholders. For a plan approved by stockholders prior to the company’s initial public offering, such a plan must obtain the further approval of stockholders no later than the first stockholder meeting that occurs after three full calendar years have elapsed following the year in which the initial public offering occurred. In the case of our plan, we must obtain stockholder approval of this plan no later than our annual meeting of stockholders in 2008. The Board believes that the 2004 Stock Incentive Plan benefits stockholders by linking a portion of executive compensation to performance and by qualifying for an exemption from limits on U.S. federal income tax deductions that might otherwise apply to compensation derived from certain awards granted under the plan.

For the above reasons, the Board recommends that the stockholders vote FOR the approval of the Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.

2004 Stock Incentive Plan Summary

The 2004 Stock Incentive Plan authorizes the grant of stock-based awards to our employees, directors and consultants. A total of 6,928,406 shares of our Class A common stock initially were reserved for issuance under the 2004 Stock Incentive Plan (this figure, and the share limits described below, reflect the 3-for-1 stock split of our outstanding Class A common stock and Class B common stock effected on May 4, 2004 and the 1-for-1.0825 reverse stock split of our outstanding Class A common stock and Class B common stock effected on June 7, 2004). This share reserve is reduced by one share upon exercise or redemption of an option or stock appreciation right, and is reduced by 2.25 shares upon issuance of stock pursuant to other stock-based awards. Awards that expire, terminate, lapse, that are reacquired by us or that are redeemed for cash rather than shares will again be available for grant under the stock incentive plan.

To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 2004 Stock Incentive Plan, the plan is designed to qualify such compensation as “performance-based compensation” under Section 162(m) of the Tax Code. To comply with Section 162(m), the 2004 Stock Incentive Plan limits the number of shares for which options or stock appreciation rights may be granted to any employee. Under this limitation, no employee will be eligible to be granted options or stock appreciation rights covering more than 2,078,522 shares during any calendar year. In addition, our Board has adopted a policy stating that no person will be eligible to be granted options, stock appreciation rights, or restricted stock purchase rights covering more than 692,841 shares during any calendar year and to be granted any other form of stock award permitted under the 2004 Stock Incentive Plan covering more than 346,420 shares during any calendar year. As of December 31, 2004, 1,274,643 shares were subject to options issued under our 2004 Stock Incentive Plan and 5,622,263 shares remained available for future grants under the 2004 Stock Incentive Plan.

The number of shares issued or reserved pursuant to the 2004 Stock Incentive Plan, or pursuant to outstanding awards, the share limits on grants of options and/or stock appreciation rights to a given participant, and the number of shares and exercise or base price for outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in our common stock. In addition, our Board may adjust outstanding awards to preserve the awards’ benefits or potential benefits.

Our Board has delegated administration of the 2004 Stock Incentive Plan to the Compensation Committee. The Compensation Committee, or our Board if the delegation of authority to the Compensation Committee is terminated in the future, has the authority to:

•	designate participants in the plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant;

•	interpret the plan; establish, adopt or revise any rules and regulations to administer the plan; and

•	make all other decisions and determinations that may be required under the plan.

Incentive and nonstatutory stock options must have an exercise price that is at least equal to the fair market value of our Class A common stock on the date the option is granted. An option holder may exercise an option by payment of the exercise price (1) in cash, (2) pursuant to a “same day sale” program, (3) by the surrender of a number of shares of Class A common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price or (4) by a combination approved by the Board. Options generally vest and become exercisable over a period of four years. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if due to disability or 18 months if due to death) from termination to exercise his/her vested options. Unless the option holder’s agreement provides otherwise, options generally expire, to the extent unexercised, five years from the date of grant.

The terms of the 2004 Stock Incentive Plan expressly provide that without the appropriate stockholder approval, the Board may neither cancel outstanding stock options and grant in substitution stock options having a lower exercise price nor may the Board amend outstanding options to reduce the exercise price thereof, except in connection with a transaction to which Section 424(a) of the Tax Code applies.

Directors who are neither employed by us nor receive a management fee from us will each automatically receive an annual grant of stock options with a per share exercise price equal to the fair market value of our Class A common stock and an aggregate exercise price equal to $50,000. The options are subject to vesting over a three-year period and expire, to the extent unexercised, no later than seven years from the date of grant. They will also each automatically receive an annual grant of restricted stock worth a total of $25,000 on the date of grant.

Our Board may award restricted stock bonuses. Our Board may also award restricted stock units, which entitle the participant the right to receive one share of common stock per unit at the time the unit vests, with delivery of such common stock on a date chosen by the participant. For both restricted stock bonuses and units, vesting will generally be based on the participant’s continuous service. In the event a participant’s continuous service terminates, all unvested common stock as of the date of termination will be subject to our reacquisition.

Our Board may grant stock appreciation rights independent of or in connection with an option. The base price per share of a stock appreciation right may be no less than 85% of the fair market value of our Class A common stock. Generally, each stock appreciation right will entitle a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of common stock over (2) the base price, times (b) the number of shares of common stock covered by the stock appreciation right. To the extent a stock appreciation right is granted concurrently with an option, the redemption of the stock appreciation right will proportionately reduce the number of shares of common stock subject to the concurrently granted option. Payment shall be made in common stock or in cash, or a combination of both, as determined by the Board. The plan also allows for grants of other stock-based awards such as restricted stock purchase rights, phantom stock units, performance shares and performance share units.

Unless otherwise determined by our Board or provided for in a written agreement evidencing an award, awards granted under the 2004 Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

In the event of a change of control, as defined in the stock incentive plan, other than dissolution, the Board may provide for the (1) assumption or continuation of any stock awards outstanding under the plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control. Furthermore, at any time the Board may provide for the acceleration of exercisability and/or vesting of an award.

Our Board may amend, suspend, or terminate the stock incentive plan in any respect at any time, but no amendment may materially impair any of the rights of a participant under any awards previously granted, without his/her consent.

Share Price. On April 11, 2005, the closing price of our common stock on the NYSE was $34.76 per share.

Certain Federal Tax Consequences. The following summary of the federal income tax consequences of 2004 Stock Incentive Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The grant of a nonstatutory stock option under the 2004 Stock Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Tax Code. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the 2004 Stock Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (although the participant may become subject to the alternative minimum tax in connection with the exercise), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Tax Code.

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Tax Code. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Tax Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued. The Company will be entitled to a deduction equal to the taxable income recognized by the participant pursuant to the Section 83(b) Election.

When a stock appreciation right is granted with an exercise price at least equal to the fair market value of the Company’s common stock, there are no income tax consequences for the participant or the Company at the date of grant. When a stock appreciation right is redeemed, in general, the participant recognizes taxable income equal to the cash and/or the fair market value of the shares received upon redemption in an amount equal to the spread. The Company is entitled to a deduction equal to the taxable income recognized by the participant.

New Plan Benefits

Assuming that our stockholders approve the 2004 Stock Incentive Plan, we expect to issue the annual award of options and shares of restricted stock under the plan to each of our eligible directors following the Annual

Meeting. Assuming that each eligible director who is nominated for re-election at this Annual Meeting is re-elected, we will grant (1) options to purchase a number of shares equal to $50,000 divided by the fair market value of our common stock on the date of grant and (2) restricted stock grants for a number of shares equal to $25,000 divided by the fair market value of our common stock on the date of grant, to each of Messrs. Blum, Cozad, Freeman, Kantor, Malek and Wilson and Ms. Daniels. Other future grants under the 2004 Stock Incentive Plan will be made at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2004 Stock Incentive Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2004 Stock Incentive Plan.

In connection with the registration of the Company’s Class A common stock pursuant to the Securities Exchange Act of 1934, as amended, and pursuant to the terms of the 2004 Stock Incentive Plan, on June 10, 2004 we granted (1) options to purchase 2,949 shares of our common stock and (2) restricted stock grants for 2,000 shares, to each of Messrs. Blum, Cozad, Freeman, Kantor, Malek and Wilson and Ms. Daniels.

OTHER MATTERS

The Company is not aware of any other matters that will be considered at the Annual Meeting of Stockholders. If any other matters are properly raised at the Annual Meeting of Stockholders, the proxy holders will vote the Shares as to which they hold proxies at their discretion.

EXECUTIVE OFFICERS

In addition to Messrs. Wirta and White, described on pages 6-7 under “Nominees for Election to the Board”, the executive officers of the Company as of March 31, 2005 were as follows:

Name	Age	Position
Robert Blain	49	President—Asia Pacific
Gil Borok	37	Executive Vice President, Global Controller
Calvin W. Frese, Jr.	47	President—Americas
Alan C. Froggatt	55	President—Europe, Middle East and Africa
Kenneth J. Kay	49	Senior Executive Vice President, Chief Financial Officer
Laurence H. Midler	40	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Robert Blain. Mr. Blain has been President of CB Richard Ellis—Asia Pacific since February 2002. Prior to such time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales.

Gil Borok. Mr. Borok has served as Executive Vice President and Global Controller of the Company since October 2002. Prior to that, he was Corporate Controller of the Dole Food Company from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. degree from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California—Los Angeles.

Calvin W. Frese, Jr. Mr. Frese has been President of the Company’s Americas operations since January 2005. He previously served as the Company’s Chief Operating Officer of the Americas beginning in 2001, and prior to that as its Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and joint venture partner of CB Richard Ellis. He holds a B.A. degree from Trinity College and an M.S. degree in Accounting from the New York University, Leonard N. Stern School of Business.

Alan C. Froggatt. Mr. Froggatt has been President of CB Richard Ellis Ltd.—EMEA since July 2003, when CB Richard Ellis Group acquired Insignia. He previously served as Chief Executive Officer of Insignia’s European Operations and as Chief Executive of Richard Ellis Group Limited from the date it was acquired by Insignia in February 1998. Mr. Froggatt holds a B.S. from the College of Estate Management, University of Reading. Mr. Froggatt will be stepping down from his position on June 30, 2005, but afterwards will remain employed by the Company as a non-executive director.

Kenneth J. Kay. Mr. Kay has been Chief Financial Officer of CB Richard Ellis Group since July 2002. He previously served as Vice President and Chief Financial Officer of Dole Food Company, Inc. from December 1999 to June 2002. Mr. Kay served as Executive Vice President and Chief Financial Officer for the consumer products group of Universal Studios, Inc. from December 1997 to December 1999. Mr. Kay is a certified public accountant in the State of California and holds a B.A. and an M.B.A. from the University of Southern California.

Laurence H. Midler. Mr. Midler has been Executive Vice President and General Counsel for the Company since April 26, 2004. He also serves as the company’s Secretary and Chief Compliance Officer. Prior to joining CB Richard Ellis, Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. (He served as Vice President and Assistant General Counsel from September 1998 until his promotion to General Counsel.) Following the sale, until March, 2004, Mr. Midler served as sole director, President and CEO to manage the process of selling the company’s European operations and winding up the company’s affairs in Chapter 11 bankruptcy. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. degree from the University of Virginia and a J.D. degree from The New York University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Compensation Committee and Compensation Philosophy

The Compensation Committee of the Board is responsible for establishing, implementing, administering and monitoring the Company’s strategy, policies and plans for executive compensation. The committee reviews and approves the compensation of the Company’s chief executive officer and president, and approves the compensation of other executive officers who are subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

The Company’s executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to the Company, (2) provide incentives to attract and retain key executives, and (3) instill a long-term commitment to the Company and develop pride and a sense of Company ownership, all in a manner consistent with stockholders’ interests.

Executive Compensation Objectives

Objectives and strategies approved by the Compensation Committee govern the executive compensation programs and practices of the Company. The Company’s executive compensation objectives are to:

•	Enable the company to attract and retain the leadership talent required to successfully execute the Company’s business strategy;

•	Align executive pay to organizational performance;

•	Link the interests of executives to those of the Company’s stockholders; and

•	Develop and maintain executive compensation programs and practices that are transparent and reflect best practices in corporate governance.

The following key elements make up the Company’s executive compensation strategy:

•	A strong emphasis on variable, performance-based pay ensures that executive compensation is aligned with the performance of the Company.

•	Use of equity compensation fosters a strong ownership culture that focuses on the sustainable long-term growth of the Company.

In addition, the Company employs compensation vehicles that are cost-effective and tax-efficient, and that motivate and reward executives based on annual and long-term business performance, strategic progress and the creation of stockholder value.

Determining Executive Officer Compensation

In accordance with its responsibilities, the Compensation Committee reviews the Company’s overall corporate mission, strategy and objectives. These form the basis for establishing both corporate and business unit annual and long-term performance goals that are subject to Compensation Committee review and approval at the beginning of each year, and for executive officer performance-based compensation initiatives. Based on this review, the Compensation Committee determines the Company’s total compensation structure for the coming year, including the elements and level of compensation opportunities and the variable portion of “at risk” pay for performance and equity participation. At year-end, results and strategic progress achieved at the corporate, business unit and individual levels are assessed by the Compensation Committee in consultation with the chief executive officer, relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. The Compensation Committee evaluates the chief executive officer’s performance against pre-determined goals and determines and approves the chief executive officer’s compensation.

In establishing the Company’s executive officer compensation structure and program, the Compensation Committee also considers:

•	Industry conditions;

•	Corporate performance relative to a selected peer group;

•	Current market data among comparable companies;

•	Current and evolving practices and trends among comparable companies; and

•	Overall effectiveness of the program in measuring and rewarding desired performance levels.

Compensation Components

The compensation program for any individual serving as the Company’s chief executive officer and other executive officers is comprised of three major elements:

•	Base salary;

•	Annual incentive opportunity; and

•	Long-term equity incentive opportunities.

Actual total compensation levels will vary from year to year based on performance relative to goals.

Base Salary: The Company provides competitive base salaries that allow it to attract and retain a high performing leadership team. When establishing base salaries, numerous factors are considered, including the total compensation package, the scope of responsibilities, the years of experience of the individual and the competitive marketplace. Merit increases are established based on a comprehensive performance management process that assesses each executive officer’s leadership and performance over the previous year, as well as the executive officer’s potential for development and performance in the future.

Annual Incentive Opportunity: All executive officers participate in the Company’s Bonus Plans (the “BPs”). The BPs are designed to motivate and reward executives by aligning pay with annual performance. The BPs are discretionary cash-based bonus plans that reward executives for the achievement of financial and/or non-financial performance objectives that are established at the beginning of each fiscal year. In addition, we consider certain qualitative factors for most executives in determining the total cash bonus to be paid to those executive officers.

Long-Term Incentive Equity Opportunities: Officers may receive stock options. These equity opportunities are designed to align the interests of executive officers and the stockholders in the Company’s long-term growth by increasing each executive officer’s equity stake in the Company. We provide annual stock option grants as part of our long-term incentive compensation under our 2004 Stock Incentive Plan. For an executive to receive value from a stock option, the stock price must be above the grant date price after the stock option vests. The Company grants stock options with an exercise price equal to the fair market value of the Company’s stock on the date of grant. Generally, stock options may be exercised over a term of five, and in some cases 10, years from the date of grant, and vest 25% per year beginning on the first anniversary of the grant date. The number of shares subject to equity awards is determined by the Compensation Committee and is based on the individual’s position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors.

We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company’s critical goals that translate into long-term stockholder value. As a result, a large percentage of our executive officers’ compensation package is variable, based on corporate, divisional and individual performance. Our pay practices support our endeavors to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives.

Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

Chief Executive Officer Compensation

The Compensation Committee considered a number of factors in determining Mr. Wirta’s cash and equity compensation for fiscal 2004. The achievement of 84.7% growth in EBITDA, revenue growth of 45.1%, the Company’s successful initial public offering, the successful integration of Insignia Financial Group following its acquisition, continuing success in developing a foundation for long-term growth, continuing superior leadership and vision, and setting a tone of high ethical standards were the primary factors that were considered when determining his overall compensation. During fiscal 2004, the price of our common stock also increased approximately 77% from its opening price on June 10, 2004.

For Fiscal 2004, the Board increased Mr. Wirta’s salary to $650,000 per year. For his performance in fiscal 2004, he was awarded a cash bonus of $2,028,000 during March 2005. EBITDA growth was the primary factor considered in determining Mr. Wirta’s annual cash incentive compensation for 2004. In addition, Mr. Wirta received 100,000 stock options at fair market value.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Compensation Committee believes that the Company must attract, retain and reward the executive talent necessary to maximize the return to stockholders and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

The Compensation Committee submits this report:

Frederic V. Malek, Chair

Jeffrey A. Cozad

Bradford M. Freeman

SUMMARY COMPENSATION TABLE

The following table sets forth information for the three years ended December 31, 2004 concerning the compensation of our chief executive officer and the four next highest compensated employees who were serving as executive officers as of the end of fiscal year 2004:

	Annual Compensation				Long-Term Compensation		All Other Compensation (7)(8)(9)(10)
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)(3)(4)(5)	Restricted Stock Awards (2)(6)	Securities Underlying Stock Options
Ray Wirta Chief Executive Officer	2004 2003 2002	$650,000 573,129 518,511	$2,028,000 1,077,534 521,310	$329,000 28,560 27,359	— — —	100,000 232,794 —	$607 400 432

Brett White President	2004 2003 2002	550,000 506,156 450,501	1,716,000 863,630 355,481	215,000 15,284 71,897	— — —	100,000 232,794 —	495,350 441 432

Kenneth J. Kay (11) Senior Executive Vice President and Chief Financial Officer	2004 2003 2002	450,000 450,000 207,692	512,000 344,384 300,000	— — —	— — —	50,000 99,769 171,824	— — 300,000

Alan C. Froggatt (12) President, EMEA	2004 2003	458,000 337,351	663,000 536,190	— 20,777	— —	20,000 83,141	1,646 566

Robert Blain (13) President, Asia Pacific	2004 2003 2002	366,000 302,308 225,000	585,000 344,506 100,000	145,000 157,692 120,000	— — —	30,000 69,284 —	— — 15,000

(1)	Bonuses for each year are paid in the first quarter of the following fiscal year. For example, the bonus shown for 2004 was paid in the first quarter of 2005.

(2)

Pursuant to the 1996 Equity Incentive Plan, or “EIP,” Mr. White purchased 25,000 shares of CB Richard Ellis Services common stock in 1998 at a purchase price of $38.50 per share and 20,000 shares of CB Richard Ellis Services common stock in 2000 at a purchase price of $12.875 per share. These purchases were paid for by the delivery of full-recourse promissory notes. A First Amendment to Mr. White’s 1998 promissory note provided that the portion of the then outstanding principal in excess of the fair market value of the shares would be forgiven in the event that Mr. White was an employee of ours or of our subsidiaries on November 16, 2002 and the fair market value of our common stock was at least $13.89 per share on November 16, 2002. As part of our acquisition of CB Richard Ellis Services in 2001, the 25,000 shares of CB Richard Ellis Services common stock purchased by Mr. White were exchanged for 69,284 shares of our Class B common stock, which shares were substituted for CB Richard Ellis Services shares as security for the note. Mr. White’s promissory note was subsequently amended in 2001, terminating the First Amendment and adjusting the original 1998 Stock Purchase Agreement by reducing the purchase price from $13.89 to $5.77. The 69,284 shares held as security for the Second Amended Promissory Note were tendered as full payment for this note. The remaining note delivered by Mr. White accrued interest at 7.40% per year and all principal and accrued interest was payable on August 31, 2010. As part of our acquisition of CB Richard Ellis Services in 2001, the 20,000 shares of CB Richard Ellis Services common stock purchased by Mr. White were exchanged for 55,427 shares of our Class B common stock, which shares were substituted for CB Richard Ellis Services shares as security for the note. Pursuant to the EIP, Mr. Wirta purchased 30,000 shares of CB Richard Ellis Services common stock in 2000 at a purchase price of $12.875 that was paid for by the delivery of a full-recourse promissory note. The note accrued interest at 7.40% per year and all principal and accrued interest was payable on August 31, 2010. As part of the acquisition, the 30,000 shares of CB Richard Ellis Services common stock were exchanged for 83,140 shares of our Class B common stock, which shares were substituted for the CB Richard Ellis Services’ shares as security for the note. All interest charged on the outstanding promissory note balances for any year is forgiven if the executive’s performance produces a high enough level of bonus, with approximately $7,500 of interest forgiven for each $10,000 of bonus. In 2003 and 2004, our Board forgave all 2002 and 2003 interest on Mr. White’s and Mr. Wirta’s notes. Based on the 2004 bonuses paid to Messrs. Wirta and White in the first quarter of 2005, we expect all interest charged on their outstanding promissory notes in 2004 to be forgiven in 2005. Messrs. Wirta and White repaid their loans in full on December 28, 2004 and February 15, 2005, respectively.

(3)	During 2002, loans of $300,000 and $200,000, respectively, were issued to Mr. Wirta and Mr. White. These non-interest bearing loans were due and payable on December 31, 2003. The Compensation Committee forgave Messrs. Wirta’s and White’s loans in full effective January 1, 2004.

(4)	Pursuant to Mr. Blain’s employment agreement, he received a schooling and housing allowance of $120,000 in 2002, $157,692 in 2003 and $145,000 in 2004.

(5)	Mr. Froggatt received a car allowance of $20,777 in 2003.

(6)	In connection with our acquisition of CB Richard Ellis Services in 2001, we offered and sold shares of our Class A common stock for $5.77 per share to certain of our employees, including 177,541 shares to Mr. Wirta and 73,615 shares to Mr. White. If the employment of the owner of such shares is terminated, we have the right to repurchase a portion of the shares at either fair market value or the amount paid for such shares by the owner, which depends upon whether the owner was terminated “for cause” or voluntarily left for a “good reason,” as such terms are defined in the owner’s subscription agreement. On each of the first five anniversaries of the July 20, 2001 purchase date of the shares, 20% of the shares initially subject to repurchase cease to be subject to the right of repurchase. Accordingly, at December 31, 2004, 40% of such shares acquired by Mr. Wirta and Mr. White remain subject to repurchase. The per share consideration paid for these shares was the same as the per share consideration paid by certain of our stockholders to acquire shares of our Class A common stock and Class B common stock on July 20, 2001, which consideration was used to partially finance our acquisition of CB Richard Ellis Services. As of December 31, 2004, the value of Mr. Wirta’s and Mr. White’s shares, net of the purchase price, was $4,932,089 and $2,045,025, respectively.

(7)	The amounts in this column for Messrs. Wirta and White reflect matching contributions by the Company to the Company’s 401k Plan for each individual. The amounts indicated are contributed by the Company in the year shown based on contributions by the executive and the Company’s performance in the prior year. In addition, in connection with the reduction of Mr. White’s promissory note in 2001 and the surrender of his shares as described above, the disinterested members of the Board in September 2004 approved the reimbursement of Mr. White for the related tax liability on the transaction on a gross-up basis of $495,000. Mr. White received no financial benefit for the shares surrendered other than a reduction in the promissory note corresponding to the amount he initially borrowed to purchase the surrendered shares.

(8)	Pursuant to Mr. Kay’s former employment agreement, he received a sign-on bonus of $300,000.

(9)	Mr. Froggatt received a benefit under a life insurance program of $566 in 2003 and $1,646 in 2004.

(10)	Pursuant to Mr. Blain’s employment agreement, he received a one-time transfer allowance of $15,000.

(11)	Mr. Kay joined us effective June 13, 2002.

(12)	Mr. Froggatt joined us, effective July 23, 2003, when we acquired Insignia. He will become a non-executive director of our U.K. subsidiary, CB Richard Ellis Limited, on June 30, 2005.

(13)	Mr. Blain joined us effective January 23, 2002.

COMPENSATION PURSUANT TO STOCK OPTIONS

Option Grants Table

The following table sets forth information concerning stock option grants during the year ended December 31, 2004 to the persons named in the table under “Summary Compensation Table, each of which was granted pursuant to our 2004 Stock Incentive Plan:

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2004	Exercise Price Per Shares	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Ray Wirta	100,000	7.97%	$22.39	9/22/09	$618,594	$1,366,932
Brett White	100,000	7.97	22.39	9/22/09	618,594	1,366,932
Kenneth J. Kay	50,000	3.99	22.39	9/22/09	309,297	683,466
Alan C. Froggatt	20,000	1.59	22.39	9/22/09	123,719	273,386
Robert Blain	30,000	2.39	22.39	9/22/09	185,578	410,080

Each of the options disclosed in the option grant table above vests 25% per anniversary of the September 22, 2004 grant date.

Aggregated Options Table

The following table sets forth information concerning unexercised options held as of December 31, 2004 by the persons named in the table under “Summary Compensation Table.”

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the- Money Options at December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ray Wirta	—	—	339,470	481,508	9,483,660	11,790,062
Brett White	110,046	440,184	172,268	443,409	4,812,594	10,725,703
Kenneth J. Kay	—	—	88,682	232,911	2,477,479	5,675,924
Alan C. Froggatt	—	—	16,628	86,513	464,531	2,084,552
Robert Blain	—	—	13,856	85,428	387,090	1,888,074

SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS

Stock Incentive Plan

Our 2004 Stock Incentive Plan is described beginning on page 19 under the heading “Proposal No. 3—Approval of the Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.”

Deferred Compensation Plans

We have two deferred compensation plans, one of which has been frozen and is no longer accepting deferrals, which we refer to as the Old DCP, and one of which became effective on August 1, 2004 and began accepting deferrals on August 13, 2004, which we refer to as the New DCP.

Old DCP. Prior to amending the Old DCP as discussed below, each participant in the Old DCP was allowed to defer a portion of his or her compensation for distribution generally either after his or her employment with us ends or on a future date at least three years after the deferral election date. The investment alternatives available to participants include two interest index funds and an insurance fund in which gains and losses on deferrals are measured by one or more of approximately 80 mutual funds. Distributions with respect to the interest index and insurance fund accounts are made by us in cash. In addition, prior to July 2001, participants were entitled to invest their deferrals in stock fund units that are distributed as shares of our Class A common stock. As of December 31, 2004, there were 2,308,803 outstanding stock fund units under the Old DCP, all of which were vested.

Effective January 1, 2004, we closed the Old DCP to new participants. Thereafter, until January 1, 2005, the Old DCP accepted compensation deferrals from those participants who had a balance in the plan, met the eligibility requirements and elected to participate, in each case up to a maximum annual contribution amount of $250,000 per participant. Effective January 1, 2005, no additional deferrals are permitted under this plan. Existing account balances under the plan will be paid to participants in the future according to their existing deferral elections. However, all participants may make unscheduled in-service withdrawals of their account balances, including the shares of Class A common stock underlying stock fund units, if they pay a penalty equal to 7.5% and the taxes due on the value of the withdrawal.

Prior to our initial public offering, all shares held by our current and former employees and consultants, including any shares that such employees and consultants were entitled to receive as distributions with respect to stock fund units in the Old DCP, were subject to transfer restrictions. In connection with our initial public offering, we waived all of these transfer restrictions, which permitted all of these shares, including any shares received as future distributions with respect to stock fund units in the Old DCP, to be sold, subject to applicable securities law requirements. Shortly after our initial public offering, we filed a registration statement on Form S-8 that registered, among other things, the shares of Class A common stock to be distributed in the future with respect to stock fund units in the Old DCP. We have entered into agreements with participants in the Old DCP holding stock fund units with 2,280,831 underlying shares of Class A common stock pursuant to which these participants have agreed to sell no more than 20% of the shares underlying their current stock fund unit balances during any year over the next five years in exchange for fixed cash payments by us to these participants.

New DCP. Effective August 1, 2004, we adopted the New DCP, which began accepting deferrals for compensation otherwise earned after August 13, 2004. Under the New DCP, each participant is allowed to defer a portion of his or her compensation for distribution generally either after his or her employment with us ends or on a future date at least three years after the deferral election date. Deferrals are credited at the participant’s election to one or more investment alternatives under the New DCP, which include a money-market fund and a mutual fund investment option. There is limited flexibility for participants to change distribution elections once made. However, all participants may make unscheduled in-service withdrawals of their account balances if they pay a penalty equal to 7.5% and the taxes due on the value of the withdrawal.

401(k) Plan

We maintain a tax qualified 401(k) retirement plan. Generally, our employees are eligible to participate in the plan if they are at least 21 years old. The plan provides for participant contributions, as well as discretionary contributions by us. A participant is allowed to contribute to the plan from 1% to 50% of his or her compensation, subject to limits imposed by applicable law. Each year, we determine an amount of employer contributions that we will contribute, if any, to the plan based on the performance and profitability of our consolidated U.S. operations. Our contributions for a year are allocated to participants who are actively employed on the last day of the plan year in proportion to each participant’s pre-tax contributions for that year, up to 5% of the participant’s compensation. Participants are entitled to invest up to 25% their 401(k) account balance in shares of our common stock. As of December 31, 2004, 238,105 shares of our common stock were held as investments by participants in our 401(k) plan. A participant may elect to receive a distribution from the plan in a single lump sum payment of his or her account balance following termination of the participant’s employment with us.

Executive Bonus Plan

Certain of the Company’s management employees, including our executive officers, receive a portion of their annual compensation in the form of discretionary incentive compensation (namely, a bonus). Such employees, as designated by the chief executive officer and president, are assigned a target bonus, the payment of which is based upon an evaluation of performance against specific objective and subjective standards which vary from employee to employee. Performance against these standards may lead to receiving more than, or less than, the target bonus. Bonuses relating to performance during one calendar year are typically paid in the first quarter of the subsequent year after reviews are completed. Additionally, bonus payments may vary in a year when CBRE’s results are above or below the year’s business plan. Further information regarding the bonuses paid to our executive officers is set forth above in “Compensation Committee Report on Executive Compensation” and “Summary Compensation Table”.

Agreements with Executive Officers

Ray Wirta. On February 22, 2005, the Company and Mr. Wirta entered into a Transition Agreement (the “Transition Agreement”), in connection with the announcement of Mr. Wirta’s intention to resign from the position of chief executive officer on June 2, 2005. The Transition Agreement provides that after the Company’s Annual Meeting of Stockholders on June 2, 2005, Mr. Wirta will no longer serve as chief executive officer, but will remain an employee of the Company and serve as vice-chairperson of the Board for a period of two years (the “Employment Period”). He will also remain a member of the Executive Committee of the Board.

Between February 22 and June 2, 2005, Mr. Wirta will continue as chief executive officer of the Company and receive his current base salary. He will receive a pro-rata portion through June 2, 2005 of the annual bonus he would have received had he remained as chief executive officer for the entire 2005 calendar year. In addition, all stock options and other equity incentive plan shares issued to Mr. Wirta prior to June 2, 2005 will become fully vested and immediately exercisable on June 2, 2005, unless Mr. Wirta is terminated for cause or voluntarily resigns (as described below) prior to June 2, 2005.

During the Employment Period, the Company will pay Mr. Wirta an annual base salary of $250,000 and he shall be eligible to participate in the Company’s benefit plans as available to other Company employees. Mr. Wirta will be required to perform the duties as directed by the chief executive officer of the Company.

If the Company terminates Mr. Wirta’s employment without cause, Mr. Wirta will continue to receive his base salary during the Employment Period and all unvested stock options and unvested equity incentive plan shares shall automatically vest in full. In addition any COBRA premiums payable by Mr. Wirta during the Employment Period shall be limited to the employee premiums payable by similarly situated active employees until expiration of the Employment Period or the date Mr. Wirta becomes employed elsewhere. If the Company terminates Mr. Wirta’s employment for cause or he voluntarily resigns, the Company will have no further obligations to him except as to benefits then due him under the Company’s benefit plans, and under previously vested stock options and equity incentive plan shares.

Mr. Wirta has agreed that from June 2, 2005 until June 1, 2007, he will not directly or indirectly (1) compete with any business line of the Company through participation in any material business, (2) interfere with business relationships between the Company and any of its clients, affiliates or partners, (3) solicit any employee or consultant of the Company, or (4) solicit certain clients or prospective clients of the Company in competition with the Company.

Alan C. Froggatt. Effective January 23, 2005, the Company, through its wholly owned subsidiary CB Richard Ellis Limited, entered into an agreement (the “New Agreement”) with Mr. Froggatt, which amends Mr. Froggatt’s Amended and Restated Executive Service Agreement (the “Prior Agreement”) with Insignia Richard Ellis Limited, a wholly owned subsidiary of the Company (“Insignia Richard Ellis”), pursuant to which Mr. Froggatt served as chief executive officer of Insignia Richard Ellis and president of the Europe, Middle East and Africa (EMEA) Region for the Company. Under the New Agreement, Mr. Froggatt will cease to serve as chief executive officer of Insignia Richard Ellis and president of EMEA of the Company and will become a non-executive director (i.e., a consultant) of CB Richard Ellis Limited on June 30, 2005. Mr. Froggatt will cease to be a non-executive director on September 30, 2006.

Under the Prior Agreement, Mr. Froggatt receives a fixed salary at the rate of $458,000 per year and the opportunity to earn an annual target bonus of $458,000 under our Executive Bonus Plan. Also under the agreement, Mr. Froggatt is entitled to reimbursement of business-related expenses and to certain benefits and perquisites, including health insurance and life insurance benefits maintained by us from time to time.

Under the New Agreement, between June 30 and September 30, 2005, Mr. Froggatt will provide services part-time at the request of the Company and will be paid $38,166 per month. From October 1, 2005 until September 30, 2006, Mr. Froggatt will be available as mutually agreed between the Company and Mr. Froggatt. In addition, Mr. Froggatt will be provided medical and life insurance (or reimbursements for the cost of such insurance) until September 30, 2006. Mr. Froggatt will continue to participate in the Executive Bonus Plan for the Company through September 30, 2005, or be similarly compensated in the event that appointment as a non-executive director would render him ineligible to participate in the Executive Bonus Plan.

If the Company terminates Mr. Froggatt’s employment for cause, Mr. Froggatt will receive payments in lieu of salary, bonus and contractual benefits equal to the amount he would have received had he remained employed with the Company until September 30, 2005. If the Company terminates Mr. Froggatt’s employment other than for cause, Mr. Froggatt will receive payments in lieu of salary, bonus and contractual benefits equal to the amount he would have received had he remained an employee through June 30, 2005 and a non-executive director through September 30, 2006. Upon a termination, Mr. Froggatt’s unvested stock options will be cancelled, except that, in the case of a termination other than for cause, the vesting of Mr. Froggatt’s stock options will be accelerated such that any stock options that would have vested through September 30, 2006 shall immediately vest and be exercisable.

Mr. Froggatt has agreed that for a period of one year after termination of his appointment as a non-executive director, in the United Kingdom, he will not compete with the business of the Company, solicit or interfere with clients of the Company, or offer to employ, engage or solicit any senior executive or consultant of the Company.

Robert Blain. On January 23, 2002, Mr. Blain, our President, Asia Pacific, entered into an employment agreement with us which extends for an indefinite term, subject to termination by either Mr. Blain or by us for any reason. Under the terms of his employment agreement, Mr. Blain receives an annual base salary of $300,000, subject to annual review and adjustment. Mr. Blain also is eligible to earn an annual bonus based upon the level of profitability achieved by us in the Asia Pacific region during the applicable fiscal year.

If Mr. Blain’s employment terminates for any reason other than his voluntary resignation or on account of his misconduct, he will be entitled to receive a payment of his annual bonus, calculated at the end of the year during which the termination occurs and pro-rated based on the date of termination. If Mr. Blain voluntarily resigns or is terminated by us due to misconduct, he will not be eligible to receive a pro-rated bonus for the year in which his employment terminates. Mr. Blain’s employment agreement also contains a provision regarding confidentiality during and following termination of his employment with us, as well as a non-competition and non-solicitation provision for terms of three months and six months, respectively, following the termination of his employment.

STOCK PERFORMANCE CHART

The following graph shows CBRE’s cumulative total stockholder return during the six-month period beginning June 10, 2004, the date our shares began trading on the NYSE after our initial public offering, and ending December 31, 2004. The graph also shows the cumulative total returns of the Russell 2000 Index, in which we are included, and an industry Peer Group. The comparison assumes $100 was invested on June 10, 2004 in Shares and in each of the indices shown and assumes that all dividends were reinvested. CBRE’s stock price performance shown in the following graph is not indicative of future stock price performance. The Peer Group is comprised of the following publicly traded real estate services companies: Grubb & Ellis Company, Jones Lang LaSalle Incorporated and Trammell Crow Company. These three companies represent our primary competitors that are publicly traded with business lines reasonably comparable to ours.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2004. All outstanding awards relate to our common stock.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	6,452,176	$9.05	5,622,263	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	6,452,176	$9.05	5,622,263

(1)	Consists of our 2004 Stock Incentive Plan and our 2001 Stock Incentive Plan (no further awards may be issued under our 2001 Stock Incentive Plan, which was terminated in June 2004 in connection with the adoption of the 2004 Stock Incentive Plan).

(2)	Under the 2004 Stock Incentive Plan, we may issue Stock Awards, including but not limited to restricted stock bonuses and restricted stock units, as that term is defined in the 2004 Stock Incentive Plan. Each Stock Award other than a stock option or stock appreciation right shall reduce the number of shares reserved for issuance under the 2004 Stock Incentive Plan by 2.25.

STOCK OWNERSHIP

HOLDINGS OF OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS

The table below reflects the number of shares beneficially owned by (a) each director and nominee for director of the Company; (b) each current executive officer of the Company named in the Summary Compensation Table; (c) all directors, director nominees and executive officers as a group; and (d) each person or group known to the Company owning more than five percent of the outstanding shares of Class A common stock as of April 8, 2005. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class
Ray Wirta (1)(4)	2,541,031	820,978	3.5
Brett White (1)(5)	515,282	172,268	*
Kenneth J. Kay	—	—	*
Alan C. Froggatt	—	—	*
Robert Blain	13,856	13,856	*
Richard C. Blum (1)(2)	18,510,041	737	25.7
Jeffrey A. Cozad (1)(2)	18,509,515	737	25.7
Patrice Marie Daniels	2,737	737	*
Bradford M. Freeman (1)(3)	60,888	737	*
Michael Kantor	5,508	3508	*
Frederic V. Malek	579,652	737	*
John G. Nugent (6)	4,471	—	*
Jeffrey S. Pion (7)	28,592	—	*
Gary L. Wilson	8,279	6,279	*
All directors, director nominees and executive officers as a group	22,272,548	1,020,574	30.5
Blum Capital Partners, L.P.
Blum Strategic Partners, L.P.
Blum Strategic Partners II, L.P.
Blum Strategic Partners II GmbH & Co. KG (1)(2)	18,507,304	—	25.7
Wellington Management Company, LLP (8)	6,379,128	—	8.9

*	less than 1.0%

(1)	As a result of the voting provisions set forth in the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related Party Transactions—Securityholders’ Agreement,” this stockholder, together with our other stockholders that owned shares of Class B common stock prior to our initial public offering, other than Frederic V. Malek, may be deemed to constitute a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. Accordingly, the group formed by these stockholders may be deemed to beneficially own 20,561,238 shares of our Class A common stock.

(2)

Includes 8,467,741 shares of our Class A common stock owned by Blum Strategic Partners, L.P., 9,836,230 shares of our Class A common stock owned by Blum Strategic Partners II, L.P., 202,807 shares of our Class A common stock owned by Blum Strategic Partners II GmbH & Co. KG, and 526 shares of our Class A common stock owned by Blum Capital Partners, L.P. The sole general partner of Blum Strategic Partners, L.P. is Blum Strategic GP, L.L.C., and the sole general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG is Blum Strategic GP II, L.L.C. Richard C. Blum is a managing member of Blum Strategic GP, L.L.C. and each of Messrs. Blum and Cozad is a managing member of Blum Strategic GP II, L.L.C. Except as to any pecuniary interest, each of Messrs.

Blum and Cozad disclaims beneficial interest in all of these shares. The business address of Blum Capital Partners, L.P., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, Blum Strategic GP, L.L.C., Blum Strategic GP II, L.L.C., Richard C. Blum and Jeffrey A. Cozad is 909 Montgomery Street, Suite 400, San Francisco, California 94133. As a result of the Securityholders’ Agreement, Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG share voting power over the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004.

(3)	As a result of the Securityholders’ Agreement, Mr. Freeman shares voting power over the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004.

(4)	As a result of the Securityholders’ Agreement, Mr. Wirta shares voting power over 1,720,053 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. Wirta has an aggregate right to acquire beneficial ownership under 339,470 vested options and, subject to continued vesting, 481,508 unvested options. Pursuant to the Transition Agreement described above under the heading “Executive Compensation—Summary of Plans, Programs and Agreements”, all of Mr. Wirta’s options will immediately vest on June 2, 2005 unless he is terminated for cause or voluntarily resigns before that date.

(5)	Mr. White is co-trustee and, together with his wife Danielle, is the beneficiary of The White Family Trust, which owns 273,730 of the indicated shares. Includes 69,284 shares of Class A common stock underlying vested stock fund units in our deferred compensation plan. In connection with any voluntary or involuntary termination of his employment with us, Mr. White may be entitled to receive an issuance of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan. As a result of the Securityholders’ Agreement, Mr. White shares voting power over 273,730 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. White has an aggregate right to acquire beneficial ownership under 172,268 vested options and, subject to continued vesting, 443,409 unvested options.

(6)	Includes 4,471 shares of Class A common stock underlying vested stock fund units in our deferred compensation plan. In connection with any voluntary or involuntary termination of his employment with us, Mr. Nugent may be entitled to receive a distribution of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan.

(7)	Includes 28,592 shares of Class A common stock underlying vested stock fund units in our deferred compensation plan. In connection with any voluntary or involuntary termination of his employment with us, Mr. Pion may be entitled to receive a distribution of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan.

(8)	Wellington Management Company LLP (“Wellington”) filed a Schedule 13G on February 14, 2005 with the SEC to report 6,379,128 shares of our Class A common stock held of record by clients of Wellington that it may be deemed to beneficially own in its capacity as investment advisor. Wellington reports that it shares the power to dispose of 6,363,928 such shares and shares the power to vote with respect to 4,874,778 shares. Wellington’s business address is 75 State Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CBRE’s executive officers, directors, and persons who own more than 10% of the Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require CBRE to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

RELATED-PARTY TRANSACTIONS

Securityholders’ Agreement

In connection with our acquisition of CB Richard Ellis Services in 2001, we and CB Richard Ellis Services entered into a Securityholders’ Agreement with our stockholders listed below:

•	our stockholders affiliated with Blum Capital Partners, L.P.;

•	our stockholders affiliated with Freeman Spogli & Co. Incorporated;

•	Ray Wirta, who is our Chief Executive Officer;

•	Brett White, who is our President;

•	Frederic V. Malek, who is one of our directors;

•	The Koll Holding Company;

•	California Public Employees’ Retirement System; and

•	our stockholders that purchased shares of our Class A common stock in connection with the issuance on July 20, 2001 of our 16% senior notes due 2011, some of whom are affiliates of Credit Suisse First Boston LLC.

The Securityholders’ Agreement defines various rights of the stockholders that are parties to the agreement related to their ownership of common stock.

Nomination of Directors and Voting. Our stockholders affiliated with Blum Capital Partners are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. The stockholders that are parties to the Securityholders’ Agreement that owned shares of our Class B common stock, other than Mr. Malek, are obligated to vote their shares in favor of the directors nominated by these affiliates of Blum Capital Partners. As of April 8, 2005, these stockholders, collectively, beneficially owned approximately 29.4% of our outstanding Class A common stock.

Registration Rights. Pursuant to the Securityholders’ Agreement, we have granted registration rights to our stockholders that are parties to that agreement. As a result of these registration rights, we can be required by some of our stockholders to effect registration statements, or “demand registrations,” registering the securities held by the stockholder for sale under the Securities Act of 1933. Under this agreement, our stockholders affiliated with Blum Capital Partners have five remaining demand registrations. In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than a registration relating to our employee benefit plans or a corporate reorganization or other transaction under Rule 145 of the Securities Act, whether or not the registration is for our own account, we are required to give each of our stockholders that is party to the Securityholders’ Agreement the opportunity to participate, or “piggyback,” in the registration.

Indemnification. We are obligated to indemnify the stockholders that are parties to the Securityholders’ Agreement and each of their respective affiliates, controlling persons, directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including all reasonable attorneys’ fees and expenses but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third party claim against these indemnified persons that arises from, relates to or is otherwise in respect of (1) our business, operations, liabilities or obligations or (2) the ownership by the stockholders or any of their respective affiliates of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

Loans to Our Executive Officers

Current Status of Loans. The Company does not currently make loans to its executive officers and has made no such loans since passage of the Sarbanes-Oxley Act of 2002. The only loans outstanding from the Company to its executive officers in 2004 were loans that were made before the Sarbanes-Oxley Act of 2002 was adopted. During 2004, Mr. Wirta and Mr. White had loans outstanding of $4,087,853 and $637,186, respectively, which were made in varying amounts between 1998 and 2002. Mr. Wirta repaid all outstanding amounts under his loans in 2004, except $300,000, which amount was forgiven by the Board on January 1, 2004. Mr. White repaid all outstanding amounts under his loans in 2004 and 2005, except $200,000, which amount was forgiven by the Board on January 1, 2004.

Prior Loans. In the past we have made loans to our employees that represent prepaid retention and recruitment awards at varying principal amounts, bearing interest at rates up to 10.0% per annum and maturing on various dates through 2008. The majority of these loans represent sign-on and retention bonuses issued or assumed in connection with the acquisition of Insignia Financial Group, Inc. as well as prepaid retention and recruitment awards issued to employees. As of December 31, 2003, the outstanding employee loan balances included a $300,000 loan to Ray Wirta, our Chief Executive Officer, and a $200,000 loan to Brett White, our President. These non-interest bearing loans to Mr. Wirta and Mr. White were issued during 2002 and were due and payable on December 31, 2003. The Compensation Committee of our Board forgave Mr. Wirta’s and Mr. White’s loans in full, effective January 1, 2004.

In the past, we have made full recourse loans to employees, officers and certain of our stockholders for the purchase of shares of our commons stock, and are secured by our common stock that is owned by the borrowers. These recourse loans are at varying principal amounts, require quarterly interest payments, bear interest at rates up to 10.0% per annum and mature on various dates through 2010.

Pursuant to our 1996 Equity Incentive Plan (“EIP”), Mr. Wirta purchased 30,000 shares of CBRE common stock in 2000 at a purchase price of $12.875 per share that was paid for by the delivery of a full recourse promissory note which bore interest at 7.40%. As part of our acquisition of CB Richard Ellis Services in 2001, the 30,000 shares of CBRE common stock were exchanged for 83,141 shares of our Class A common stock, which shares were substituted for the CBRE shares as security for the note. All interest charged on the outstanding promissory note balance for any year was forgiven if Mr. Wirta’s performance produced a high enough level of bonus, with approximately $7,500 of interest forgiven for each $10,000 of bonus. In 2004, our Board forgave all 2003 interest on Mr. Wirta’s promissory note. As of December 31, 2003, Mr. Wirta had an outstanding loan balance of $385,950. Mr. Wirta repaid this loan in full on December 28, 2004.

Pursuant to the EIP, Mr. White purchased 25,000 shares of CBRE common stock in 1998 at a purchase price of $38.50 per share and 20,000 shares of CBRE common stock in 2000 at a purchase price of $12.875 per share. These purchases were paid for by the delivery of full recourse promissory notes. A First Amendment to Mr. White’s 1998 promissory note provided that the portion of the then outstanding principal in excess of the fair market value of the shares would be forgiven in the event that Mr. White was an employee of ours or of our subsidiaries on November 16, 2002 and the fair market value of our common stock was at least $38.50 per share on November 16, 2002. Mr. White’s promissory note was subsequently amended, terminating the First Amendment and adjusting the original 1998 Stock Purchase Agreement by reducing the purchase price from $13.89 to $5.77. During 2002, the 69,284 shares held as security for the Second Amended Promissory Note were tendered as full payment for this note. The remaining note delivered by Mr. White bore interest at 7.40%. As part of our acquisition of CB Richard Ellis Services in 2001, the 20,000 shares of CBRE common stock purchased by Mr. White were exchanged for 55,427 shares of our common Class A common stock, which shares were substituted for CBRE shares as security for the note. All interest charged on the outstanding promissory note balances for any year is forgiven if Mr. White’s performance produces a high enough level of bonus, with approximately $7,500 of interest forgiven for each $10,000 of bonus. In 2004, our Board forgave all 2003 interest on Mr. White’s promissory note. As of December 31, 2004, Mr. White had an outstanding loan balance of $257,300. Mr. White repaid this loan in full on February 15, 2005.

As of December 31, 2003, Mr. White also had an outstanding loan balance of $179,886. This outstanding loan related to the acquisition of 12,500 shares of CBRE’s common stock prior to our acquisition of CB Richard Ellis Services in 2001. Subsequent to our acquisition of CB Richard Ellis Services in 2001, these shares were converted into 34,642 shares of our common stock and the related loan amount was carried forward. As amended, this loan accrued interest at 6.0%, and the principal and all accrued interest was payable on or before April 23, 2010. Mr. White repaid this loan in full on February 10, 2004.

Mr. Wirta delivered a full-recourse note in the amount of $512,504 as payment for a portion of the shares of Class A common stock purchased in connection with our acquisition of CB Richard Ellis Services in 2001. This note bore interest at 10% per year. As of December 31, 2003, Mr. Wirta had an outstanding loan balance of $401,903. Mr. Wirta repaid this loan in full on December 28, 2004.

Calvin W. Frese, Jr. delivered a full-recourse note in the amount of $100,000 as payment for a portion of the shares of Class A common stock purchased in connection with our acquisition of CB Richard Ellis Services in 2002. This note bore interest at 10% per year. As of December 31, 2003, Mr. Frese had an outstanding loan balance of $100,000. Mr Frese repaid this loan in full on June 4, 2004.

Pursuant to the terms of Mr. Wirta’s employment agreement that he entered into in 2001 we agreed to loan Mr. Wirta up to $3.0 million on a full-recourse basis to enable him to exercise an existing option to acquire shares held by The Koll Holding Company if Mr. Wirta was employed by us at the time of exercise, or was terminated without cause or resigned for good reason, and the shares he would receive upon such exercise would not be freely tradable on a national securities exchange or an over-the-counter market by June 2004. Mr. Wirta exercised his option on April 8, 2004 and, pursuant to the terms of his employment agreement, we loaned Mr. Wirta $3.0 million on that date. Mr. Wirta’s shares would not have been freely tradable on a national securities exchange or on an over-the-counter market by June 2004 as a result of transfer restrictions applicable to Mr. Wirta’s shares. This loan was repayable upon the earliest to occur of the following: (1) 90 days following termination of his employment, other than by us without cause or by him for good reason, (2) seven months following the date Mr. Wirta’s shares of common stock are freely tradable as described above and (3) the receipt of proceeds from the sale of the pledged shares described below. This loan bore interest at 4% per year, which was the prime rate in effect on the date of the loan, compounded annually, and was repayable to the extent of any net proceeds received by Mr. Wirta upon the sale of any shares of our common stock. Mr. Wirta repaid this loan in full on December 28, 2004.

Investment Opportunities

From time to time, our directors and executive officers are given an opportunity to invest in investment vehicles managed by certain of our subsidiaries on the same terms as unaffiliated investors. Previously, Mr. Wirta invested an aggregate of $25,000, $50,000 and $75,000, respectively (through pooled co-investment vehicles organized for the investment of certain employees), in CB Richard Ellis Strategic Partners, L.P., CB Richard Ellis Strategic Partners II, L.P. and CB Richard Ellis Strategic Partners III, L.P. (the “SP Funds”) on the same terms as unaffiliated investors. The SP Funds are certain closed-end real estate investment funds managed and sponsored by our subsidiary, CB Richard Ellis Investors. Each of Mr. Wirta’s previous investments were approved by our then controlling stockholder prior to our initial public offering. Such future investments by directors or executive officers will require approval of a majority of the disinterested members of our Board.

Treatment of Warrants to Acquire Shares of CB Richard Ellis Services Common Stock

Pursuant to an agreement entered into in connection with the acquisition of CB Richard Ellis Services, we issued to our stockholders affiliated with Freeman Spogli a warrant to acquire 708,019 shares of our Class B common stock at an exercise price of $10.825 per share in exchange for the cancellation of previously outstanding warrants to acquire 364,884 shares of CB Richard Ellis Services common stock. These warrants were automatically exercised on a “cashless” basis in connection with our initial public offering in June 2004.

Also pursuant to the same agreement, previously outstanding warrants to acquire 84,988 shares of CB Richard Ellis Services common stock beneficially owned by Ray Wirta and The Koll Holding Company were cancelled and Mr. Wirta and The Koll Holding Company received $1.00 per share underlying these warrants in connection with the closing of the 2001 acquisition.

Other Business Relationships with Our Directors

CBRE Investors and certain investment funds managed by it retained the law firm of Mayer, Brown, Rowe & Maw LLP, including its predecessors, to provide legal services during each of 2004, 2003 and 2002. Mr. Kantor, who has been a member of our Board since February 2004, currently is a partner at Mayer, Brown, Rowe & Maw LLP.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, the Stock Performance Chart, and any information included on the Company’s website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by CBRE under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, except to the extent that CBRE specifically incorporates such information by reference.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On August 12, 2004, Mr. Malek and Thayer Capital Partners (of which he is the chairman) consented to the entry of an order by the SEC making findings and imposing remedial sanctions and cease-and-desist orders for disclosure violations under the securities laws. The order did not bar Mr. Malek or Thayer Capital Partners from the securities or investment advisers industries, and Mr. Malek and Thayer Capital Partners did not admit or deny the findings. The Board believes that Mr. Malek has at all times as a director of CBRE displayed a high level of integrity and has made significant contributions to the Board. The Board believes that nothing in the order is reflective of his character or ability to serve the Company as a director.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the Company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If the Company households materials for future meetings, then only one copy of the Company’s annual report and proxy statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact the Company’s Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 16th Floor, New York, New York 10166, (b) telephone at (212) 984-8359, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors

Laurence H. Midler

Secretary

Los Angeles, California

April 27, 2005

EXHIBIT A

AUDIT COMMITTEE CHARTER

I. PURPOSE

A. The Audit Committee (the “Committee”) is established for the primary purpose of assisting the Board of Directors (the “Board”) of CB Richard Ellis Group, Inc. (the “Company”) in oversight of the:

1. Integrity of the Company’s financial statements and reports,

2. Company’s compliance with legal and regulatory requirements,

3. Qualifications and independence of the independent auditors, and

4. Performance of the Company’s internal audit function and independent auditors.

B. In addition, the Committee shall prepare the report that Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules require to be included in the Company’s annual proxy statement.

II. MEMBERSHIP

A. The Committee shall consist of three or more members of the Board, all of whom are determined by the Board to meet the independence and expertise requirements under the rules of the NYSE and the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder.

B. Each member of the Committee must be financially literate (as such qualification is interpreted by the Board in its business judgment), or must become financially literate within a reasonable period after his or her appointment. In addition, at least one member of the Committee must have accounting or related financial management expertise (as such qualification is interpreted by the Board in its business judgment).

C. The Company must disclose in its annual report that either (i) the Board has determined that at least one member is an “audit committee financial expert” under the requirements of the Sarbanes-Oxley Act of 2002 (including such member’s name and whether such member is “independent” under the SEC rules) or (ii) there is no “audit committee financial expert” serving on the committee (with an explanation why the committee does not have one). An “audit committee financial expert” under the SEC rules must have: (i) an understanding of GAAP and financial statements; (ii) an ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

D. If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service will not impair such member’s ability to effectively serve on the Committee and disclose such determination in the Company’s annual proxy statement.

E. No member of the Committee may receive compensation other than: (a) fees for service as a director of the Company, including reasonable compensation for serving on the Committee, another committee of the Board and regular benefits that other directors receive; (b) fees for service as chairperson of the Board, the Committee or another committee of the Board and (c) fixed amounts of compensation under a retirement plan (including deferred compensation), provided that such compensation is not conditioned on continued or future service to the Company.

F. Each member of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

G. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by the majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III. MEETINGS

A. The Committee shall meet at least quarterly, or more often if circumstances so require. The Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters the Committee or each of the groups believe would be appropriately discussed privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairperson of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. The Committee may also act without meeting by securing the unanimous written consent of its members. The Committee shall act only on the affirmative vote of at least a simple majority of its members.

B. The Committee may invite to its meetings any director, members of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

A. General

1. The functions set forth in subsections B through G below shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

2. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall be given full access to the Company’s internal audit group, Board, corporate executives and independent accountants and shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties, including the authority to approve the fees payable to such advisors and any other terms of retention. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

3. Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors.

4. The Committee’s policies and procedures should remain flexible in order to best react to changing conditions and help ensure that the Company’s accounting and reporting policies accord with all requirements and are of the highest quality.

B. Documents/Reports Review

The Committee shall:

1. Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

3. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s bylaws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

C. Independent Auditors

The Committee shall:

1. Be directly responsible for the selection, appointment, compensation, retention and termination of the Company’s independent auditors.

2. Inform each registered public accounting firm hired by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company that such firm shall report directly to the Committee.

3. Be directly responsible for the oversight of the work of any independent auditor employed by the Company (including the resolution of any disagreement between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

4. Pre-approve any significant audit or non-audit services to be performed by the independent auditors, and related fees, other than “prohibited non-auditing services,” which may not be performed by the independent auditors.

5. The following shall be “prohibited non-auditing services”: (a) bookkeeping or other services related to the accounting records or financial statements of the audit client; (b) financial information systems design and implementation; (c) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker-dealer, investment adviser or investment banking services; (h) legal services and expert services unrelated to the audit; and (i) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

6. Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (a) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

7. The Committee may: (a) delegate to one or more of its members the ability to pre-approve such services and fees, provided that any such pre-approval is presented to the full Committee at its next scheduled meeting and/or (b) pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided (i) the policies and procedures are detailed as to the particular service, (ii) the Committee is informed of each service on a timely basis, (iii) such policies and procedures do not include delegation of the Committee’s responsibilities to management and (iv) such policies and procedures are disclosed in the Company’s annual reports.

8. At least annually, obtain and review a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditors and the Company in order to assess the auditor’s independence, taking into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

9. Ensure that all auditing personnel (including, without limitation, the lead auditing partner or the concurring or reviewing auditing partner) are rotated in accordance with, and to the extent required by, applicable laws and regulations, and consider whether there should be regular rotation of the audit firm itself.

D. Financial Reporting Process

The Committee shall:

1. In consultation with the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding: (a) all critical accounting policies and practices to be used by the Company; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (e) any other material written communications between the independent auditors and the Company’s management.

2. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

3. Review with the independent auditors: (a) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors: (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

4. Review and discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function.

E. Legal Compliance/General

The Committee shall:

1. Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements, including the Company’s periodic reports to the SEC.

2. Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3. Set clear hiring policies for employees or former employees of the independent auditors in accordance with applicable laws and regulations. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the chief executive officer, chief financial officer, controller, chief accounting officer or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

4. Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5. Investigate any matter brought the attention of the Committee that is considered appropriate and is within the scope of its responsibilities, including any matters required by the rules of the SEC to be reported to the Committee by management.

F. Reports

The Committee shall:

1. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC and the NYSE.

2. Report regularly to the full Board with respect to: (a) any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function and (b) such other matters as are relevant to the Committee’s discharge of its responsibilities. The Committee may make recommendations relating to such matters as the Committee may deem appropriate.

3. Report to the Board the matters discussed at each Committee meeting with a copy of the minutes of each such meeting being placed with the Company’s minute books.

G. Annual Performance Evaluation

The Committee shall:

1. Annually report to the Board regarding the execution of the Committee’s duties and responsibilities.

2. Annually review and evaluate the performance of the Committee relative to the Committee’s purpose, duties and responsibilities outlined herein, including the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable.

V. FUNDING

The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditors and to any advisors that the Committee chooses to engage. In addition to any funding necessary to compensate the independent auditors and outside advisors, the Company shall provide the Committee with such funding as the Committee determines is necessary or appropriate to fund any ordinary administrative expenses incurred in carrying out its duties.

EXHIBIT B

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

OF

CB RICHARD ELLIS GROUP, INC.

Adopted by Board on April 1, 2004

Approved by Stockholders on April 21, 2004

Amended and Restated by Board on April 14, 2005

Termination Date: March 31, 2014

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

(c) General Purpose. The Company, by means of this new Plan, which is intended to replace the Company’s 2001 Stock Incentive Plan (“Predecessor Plan”), seeks to provide incentives for the group of persons eligible to receive Stock Awards to exert maximum efforts for the success of the Company and its Affiliates. Stock Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

2. DEFINITIONS.

(a) “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Beneficial Owner” means the definition given in Rule 13d-3 of the Exchange Act.

(c) “Blum Capital” means Blum Capital Partners, L.P., a Delaware limited partnership.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than Blum Capital and its affiliates, Freeman Spogli and their affiliates or any group in which the foregoing is a member), that will continue the business of the Company in the future;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group (other than Blum Capital and its affiliates, Freeman Spogli and their affiliates or any group in which any of the foregoing is a member) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Blum Capital and its affiliates, Freeman Spogli and their affiliates or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v) A dissolution or liquidation of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Subsection 3(c) of the Plan.

(h) “Common Stock” means the Class A common shares of the Company.

(i) “Company” means CB Richard Ellis Group, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are compensated by the Company solely for their services as Directors.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

(o) “Eligible Director” means any Director who: (i) is not employed by the Company and (ii) does not receive a financial management fee from the Company and is not employed by any entity that receives such a fee.

(p) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the arithmetic mean of the high and the low selling prices of the Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and per share closing ask price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or if no sale of Common Stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Common Stock have been so reported or quoted shall be used.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) Notwithstanding the foregoing, for non-discretionary Stock Awards granted to Eligible Directors as of the effective date of the Plan as set forth in Section 16 hereof and as described below in Section 7, “Fair Market Value” shall mean the price at which the Company sells Company Common Stock to the public pursuant to a registration statement filed with the U.S. Securities and Exchange Commission on or around such effective date.

(s) “Freeman Spogli” means FS Equity Partners III, L.P. and FS Equity Partners International, L.P., collectively.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(f) of the Plan.

(dd) “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of Performance Share Units. These Performance Share Units are subject to the provisions of Subsection 8(g).

(ee) “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Subsection 8(d) of the Plan.

(ff) “Plan” means this Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.

(gg) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(a) of the Plan.

(hh) “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Subsection 8(b) of the Plan.

(ii) “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. These Restricted Stock Units are subject to the provisions of Subsection 8(e).

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Securities Registration Date” means the first date upon which any equity security of the Company is registered under the Exchange Act.

(mm) “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right.

(nn) “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Subsection 1(b).

(oo) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed two and a half million (2,500,000) shares, provided that each Option or SAR granted will reduce the share reserve by one (1) share upon exercise or redemption and each share or unit granted pursuant to other Stock Awards will reduce the share reserve by two and a quarter (2.25) shares upon issuance of shares of Common Stock pursuant to such Stock Award. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall remain unaffected.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that a Stock Appreciation Right or Phantom Stock Unit granted under the Plan is redeemed by payment in cash rather than shares of Common Stock, the shares of Common Stock subject to the redeemed portion of the Stock Appreciation Right shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than seven hundred and fifty thousand (750,000) shares of Common Stock during any fiscal year.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program, or (3) by some combination of the foregoing. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. Generally, so long as the Optionholder remains in continuous service with the Company, an Option shall vest and become exercisable with respect to 20% of the shares subject to the Option on each anniversary of the date of grant over a five-year period. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the

Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan, but only within the period ending on the earlier of (l) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following option grants and restricted stock bonuses, as described in Subsections 7(a) and 7(b) below:

(a) Annual Stock Option Grant. An annual grant of stock options shall automatically be made to each Eligible Director. The number of shares of Common Stock covered by each stock option shall be equal to $50,000 divided by the Fair Market Value of the Company’s Common Stock on the date of grant, rounded to the nearest whole number. The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option on the date the option is granted. The maximum term of the options shall be seven (7) years and the options shall vest and become exercisable at a rate of one-twelfth (1/12th) of the grant per quarter over a period of three (3) years. In the event of involuntary termination (such as death, Disability, or non-reelection), vested shares must be exercised within one (1) year of termination, but no later than seven (7) years from the date of grant. In the event of resignation or other voluntary termination, the options must be exercised within three (3) months of termination. In the event of removal, such Options shall lapse automatically. Except as otherwise expressly described in this subsection, the terms are the same as those for the standard form of Nonstatutory Stock Options in use by the Company at the time of grant. This grant shall be pro-rated as provided in Subsection 7(c) below.

(b) Annual Restricted Stock Bonus. An annual grant of restricted stock shall automatically be made in an amount equal to the number of shares (rounded to the nearest whole number) which represents a Fair Market

Value of $25,000 at the time of the grant. The restricted stock granted shall vest in full on the third (3rd) anniversary of the date of the grant (the “Vesting Date”) provided that the Eligible Director has served continuously since the grant. If an Eligible Director leaves the Board of Directors as a result of the Eligible Director’s death, Disability, retirement, or failure to be renominated or reelected to the Board, any unvested restricted stock shall become vested immediately prior to such departure in the amount of one-third (1/3) of the total number of shares subject to the grant for each full year the Eligible Director served on the Board of Directors after the date of grant. (For purposes of this subsection, “retirement” is defined as resignation after an Eligible Director reaches sixty-five 65 years of age.) This grant shall be pro-rated as provided in Subsection 7(c) below.

(c) Pro-Ration of Grants. Stock option and restricted stock bonus grants to Eligible Directors shall be pro-rated based on the “Commencement Date” of the Eligible Director to the end of the pro-ration cycle. (For purposes of this Section 7, the annual pro-ration cycle shall end on May 15th each year.) For new Eligible Directors, the “Commencement Date” shall be the date the Eligible Director is elected to the Board. For existing Board members, the “Commencement Date” shall be the date on which the Plan is approved by the Board. For an existing Board member who becomes an Eligible Director as a result of a change in status, the “Commencement Date” shall be the date the status of the Director changes.

The pro-ration of the option grants to each Eligible Director shall be calculated as the number of shares covered by the option grant to him/her as described above in Subsection 7(a) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days. The pro-ration of the restricted stock grants to each Eligible Director shall be calculated as the number of shares covered by the restricted stock grant to him/her as described above in Subsection 7(b) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days.

For avoidance of doubt, calculations of pro-ration shall not be altered by the date on which a Stock Award is granted. The pro-ration calculation for an individual Eligible Director shall be applied to his or her Stock Awards granted within the pro-ration cycle with respect to which the calculation is being made.

(d) Date of Grants. For purposes of the Plan, the first annual compensation and equity grants shall be based on the one (1) month anniversary of the date the Eligible Director is elected to the Board, or in the case of existing Board members, the effective date of the Plan as described in Section 16 below. The date of subsequent grants shall be based on the first Board meeting following each Annual Meeting of Shareholders, and will require at least three (3) months of prior service as an Eligible Director. In the case of an existing Board member who becomes an Eligible Director as a result of a change in status, the grant will be as of the one (1) month anniversary of the date the status of the Eligible Director changes.

8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

(b) Restricted Stock Purchase Rights. Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase agreements need not be identical, but each Restricted Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (i) in cash or by check at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

(c) Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs.

(i) Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(a) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(b) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than eighty-five percent (85%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(c) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii) Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(a) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(b) Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(c) The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8(c)(ii)(b) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(d) Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i) Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii) The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(e) Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such restricted stock in a manner determined by the Board. When the Participant vests in such restricted stock, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

(f) Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(g) Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Units with cash or other consideration permissible by law.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

9. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% shareholder (as described in Subsection 5(b) of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies. Prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the shareholders of the Company.

(b) Shares subject to an Option canceled under this Section 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The repricing of an Option under this Section 11, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The provisions of this Subsection 11(b) shall be applicable only to the extent required by Section 162(m) of the Code.

12. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board, (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a) above, the maximum number of securities subject to award to any person pursuant to Subsection 5(c) above, and the number of securities subject to the option grants to Eligible Employee Directors under Section 7 of the Plan, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Adjustments Upon a Change of Control.

(i) In the event of a Change of Control as defined in 2(e)(i) through 2(e)(iv), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, or Phantom Stock Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those which are of the same type, in the same manner.

(ii) In the event of a Change of Control as defined in 2(e)(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Securities Registration Date, but no Option or Stock Appreciation Right shall be exercised or redeemed (or, in the case of any other form of Stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CB Richard Ellis Group, Inc.

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET / TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	or	TELEPHONE	or	MAIL
• https://www.proxyvotenow.com/cbg • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• 1-866-353-7851 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

The Internet and telephone voting facilities will close at 5:00 p.m. EDT on June 1, 2005.

1-866-353-7851

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WITHIN THE UNITED STATES AND CANADA ONLY

PLEASE DETACH PROXY CARD HERE

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Reply Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3

1. Election of Directors.

FOR ALL ☐         WITHHOLD ALL ☐         FOR ALL, except* ☐

Nominees:	01—Richard C. Blum,
02—Jeffrey A. Cozad,
03—Patrice Marie Daniels,
04—Bradford M. Freeman,
05—Michael Kantor,
06—Frederic V. Malek,
07—John Nugent,
08—Brett White,
09—Gary L. Wilson, and
10—Ray Wirta

*	To withhold authority for an individual nominee, please write the nominee’s name on the line above.

2. Ratification of Independent Auditors	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Approval of the Amended and Restated 2004 Stock Incentive Plan	FOR	AGAINST	ABSTAIN
	☐	☐	☐

*	Authority is given to the proxies identified on this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

To change your address, please mark this box.   ☐

SCAN LINE

NOTE: Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here

ELECTRONIC ACCESS TO CB RICHARD ELLIS GROUP’S

FUTURE ANNUAL REPORTS AND PROXY MATERIALS

Help CB Richard Ellis Group, Inc. reduce expenses and eliminate bulky materials from your mail. Sign up for internet access to the Company’s proxy materials and Annual Report. If you enroll in this service, we will e-mail you the link to view the Annual Report and Proxy Statement on-line, along with instructions that will enable you to cast your vote. To sign up, access http://www.giveconsent.com/cbg and follow the instructions indicated so that you will receive an e-mail to access next year’s proxy materials and Annual Report electronically.

PROXY

CB Richard Ellis Group, Inc.

Proxy Solicited on Behalf of the Board of Directors of

CB Richard Ellis Group, Inc. for the Annual Meeting—June 2, 2005

The undersigned hereby appoints Ray Wirta and Brett White and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. to be held on Thursday, June 2, 2005 or at any adjournment of the meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

*The CB Richard Ellis 401(k) Plan

If you are a participant in the CB Richard Ellis 401(k) Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the CB Richard Ellis 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5:00 P.M., Eastern Daylight Time on May 27, 2005, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

CB RICHARD ELLIS GROUP, INC.

P.O. BOX 11252

NEW YORK, N.Y. 10203-0252

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